Exhibit 4.1
EXECUTION VERSION

DATED 23 August 2017

(1)	CABOT SECURITISATION UK LIMITED as Purchaser and Borrower

(2)	CABOT SECURITISATION UK HOLDINGS LIMITED as Holdco

(3)	GOLDMAN SACHS INTERNATIONAL BANK as Senior Lender

(4)	GOLDMAN SACHS INTERNATIONAL BANK as Arranger

(5)	CABOT FINANCIAL (UK) LIMITED as Transferor

(6)	CABOT CREDIT GROUP MANAGEMENT LIMITED as Servicer

(7)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED as Security Trustee

(8)	HSBC BANK PLC as Senior Agent

(9)	CABOT FINANCIAL (EUROPE) LIMITED as Collections Account Holder

£260,000,000
SENIOR FACILITY AGREEMENT

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TABLE OF CONTENTS

Page

1.	DEFINITIONS AND COMMON TERMS

2.	THE SENIOR FACILITY

3.	ACCORDION INCREASE OF SENIOR FACILITY

4.	PURPOSE

5.	CONDITIONS OF UTILISATION

6.	UTILISATION

7.	REPAYMENT

8.	PREPAYMENT AND CANCELLATION

9.	INTEREST

10.	INTEREST PERIODS

11.	FEES

12.	CHANGES TO THE CALCULATION OF INTEREST AND MINIMUM UTILISATION FEE

13.	TAX

14.	INCREASED COSTS

15.	OTHER INDEMNITIES

16.	MITIGATION BY THE SENIOR LENDERS

17.	COSTS AND EXPENSES

18.	RESERVED

19.	REPRESENTATIONS

20.	INFORMATION UNDERTAKINGS

22.	GENERAL UNDERTAKINGS

23.	EVENTS OF DEFAULT

24.	CHANGES TO THE SENIOR LENDERS

25.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

26.	CHANGES TO THE OBLIGORS

27.	ROLE OF THE SENIOR AGENT

28.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

29.	SHARING AMONG THE FINANCE PARTIES

30.	PAYMENT MECHANICS

31.	SET-OFF

32.	AMENDMENTS AND WAIVERS

33.	CONFIDENTIAL INFORMATION

SCHEDULE 1	The Original Parties

SCHEDULE 2	Conditions Precedent

SCHEDULE 3	Utilisation Request

SCHEDULE 4	Form of Transfer Certificate

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TABLE OF CONTENTS
(continued)
Page

SCHEDULE 5	Form of Assignment Agreement

SCHEDULE 7	LMA Form Of Confidentiality Undertaking

SCHEDULE 8	Form of Accordion Increase Notice

SCHEDULE 9	Step-up Margin

SCHEDULE 10	Forms of Notifiable Debt Purchase Transaction Notice

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DATED 23 August 2017
PARTIES

(1)
CABOT SECURITISATION UK LIMITED, a private limited company incorporated under the laws of England and Wales, with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA, United Kingdom, with company number 10865360, in its capacity as purchaser under the Receivables Sale Agreement and borrower under this Agreement (the "Purchaser" or the "Borrower");

(2)
CABOT SECURITISATION UK HOLDINGS LIMITED, a private limited liability company incorporated under the laws of England and Wales, with company number 10865090, with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, ME19 4UA, United Kingdom, in its capacity as sole shareholder of the Purchaser and the Borrower ("Holdco");

(3)	GOLDMAN SACHS INTERNATIONAL BANK in its capacity as a senior lender under this Agreement (a "Senior Lender");

(4)	GOLDMAN SACHS INTERNATIONAL BANK in its capacity as arranger under this Agreement (the "Arranger");

(5)
CABOT FINANCIAL (UK) LIMITED, a limited company incorporated under the laws of England and Wales, with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA, United Kingdom and with company number 3757424, in its capacity as transferor under the Receivables Sales Agreement and under this Agreement (the "Transferor");

(6)
CABOT CREDIT MANAGEMENT GROUP LIMITED, a limited company incorporated under the laws of England and Wales, with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA, United Kingdom and with company number 04934534, in its capacity as servicer under the Servicing and Cash Management Agreement and under this Agreement (the "Servicer");

(7)
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, a private limited liability company incorporated under the laws of England and Wales and with company registration number 06447555, with its registered office at 8 Canada Square, London E14 5HQ, in its capacity as security trustee for and on behalf of the Secured Creditors under the Security Trust Deed (acting pursuant to the provisions of, and with the benefit of the protections set out in, the Security Trust Deed, the "Security Trustee");

(8)
HSBC BANK PLC, a private limited liability company incorporated under the laws of England and Wales with its registered office at 8 Canada Square, London E14 5HQ and company number 00014259 in its capacity as senior agent of the Senior Lenders under this Agreement (the "Senior Agent"); and

(9)
CABOT FINANCIAL (EUROPE) LIMITED, a limited company incorporated under the laws of England and Wales, with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA, United Kingdom and with company number 03439445, in its capacity as collections account holder under the Servicing and Cash Management Agreement (the "Collections Account Holder").

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AGREEMENT

1.	DEFINITIONS AND COMMON TERMS

1.1	Definitions
Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in Schedule 1 (Master Definitions Schedule) to the master framework agreement dated on or about the date hereof, between, among others, the Borrower, the Senior Lender, the Servicer, and the Agents ("Master Framework Agreement").

1.2	Incorporation of Common Terms
Except as provided below, the Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.3	Further Assurance
Clause 1 (Further Assurance) of the Common Terms applies to this Agreement as if set out in full herein, and as if the Borrower was the Obligor (as defined therein) and the Senior Lenders, the Security Trustee and the Senior Agent were the Obligees (as defined therein).

1.4	Conflict with Common Terms
If there is any conflict between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail, save (a) for any provision of this Agreement that conflicts with clause 6 (Recourse and Non-Petition) of the Common Terms, in which case clause 6 (Recourse and Non-Petition) of the Common Terms shall prevail and (b) for where any provision of this Agreement relates to VAT, in which case the provisions of the Common Terms shall prevail.

1.5	Third-Party Rights

(A)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(B)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.6	Security Trustee a Party

(A)
The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement and the Security Trust Deed, but shall not have any responsibility for any of the obligations of any of the other parties thereto, and the Transaction Parties party to this Agreement acknowledge the Security Trustee has no such responsibilities.

(B)
Notwithstanding any other provision of this Agreement or any other Transaction Document, in acting under and in accordance with this Agreement the Security Trustee acts on the instructions of the Instructing Group, subject to and in accordance with the provisions of the Security Trust Deed and at any time, and where it so acts or refrains from acting on the instructions of the Instructing Group entitled to give it instructions,

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the Security Trustee shall not incur any liability to any person for so acting or refraining from acting. In acting hereunder, the Security Trustee has the benefit of the protections, rights and indemnities set out in its favour in the Security Trust Deed.

(C)
Any reference in this Agreement to an action of the Security Trustee having an opinion, a view or taking similar action under this Agreement, shall be construed as reference to the Security Trustee acting on the written instructions of the Instructing Group in accordance with the provisions of the Security Trust Deed, and with the benefit of the protections set out in, the Security Trust Deed, and without limitation, any reference to an authorisation, discretion, approval or consent of, or a determination by the Security Trustee shall be construed as a reference to the authorisation, discretion, approval or consent of, or a determination by the Security Trustee acting on the instructions of the Instructing Group in accordance with the provisions of the Security Trust Deed. For the avoidance of doubt, any reference in this Agreement to the Security Trustee acting reasonably, or taking similar action under this Agreement will refer to the Security Trustee acting on the instruction of the Instructing Group in accordance with the provisions of the Security Trust Deed.

2.	THE SENIOR FACILITY

2.1	The Senior Facility
Subject to the terms of this Agreement, the Senior Lenders make available to the Borrower a sterling revolving loan facility in an aggregate amount equal to the Senior Total Commitments.

2.2	Finance Parties' rights and obligations

(A)
The obligations of each Finance Party under the Transaction Documents are several. Failure by a Finance Party to perform its obligations under the Transaction Documents does not affect the obligations of any other Party under the Transaction Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Transaction Documents.

(B)
The rights of each Finance Party under or in connection with the Transaction Documents are separate and independent rights and any debt arising under the Transaction Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(C)	A Finance Party may, except as otherwise stated in the Transaction Documents, separately enforce its rights under the Transaction Documents.

2.3	Obligors' Agent

(A)
Holdco, by its execution of this Agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(1)
the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to agree any Accordion Increase terms and to deliver any Accordion Increase Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by Holdco notwithstanding that they may affect Holdco, without further reference to or the consent of Holdco; and

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(2)	each Finance Party to give any notice, demand or other communication to Holdco pursuant to the Finance Documents to the Borrower, and in each case Holdco shall be bound as though Holdco itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(B)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of Holdco or in connection with any Finance Document (whether or not known to Holdco) shall be binding for all purposes on Holdco as if Holdco had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Borrower and Holdco, those of the Borrower shall prevail.

2.4	Extension Option
(A)

(1)
The Borrower may by notice given to the Senior Agent, not less than 30 days prior to the Initial Availability Period End Date, irrevocably request an extension of the Availability Period End Date to 15 September 2021 (the "Availability Period Extension Request").

(2)	The Senior Agent shall notify the Senior Lenders promptly on receipt of the Availability Period Extension Request.

(3)
If the Senior Agent has received an Availability Period Extension Request from the Borrower in accordance with sub‑paragraph (1) above, the Borrower shall, on the Initial Availability Period End Date, pay an irrevocable and non-refundable extension fee in the amount and in the manner set out in the Extension Fee Letter.

(4)	If:

(a)	the Senior Agent has received an Availability Period Extension Request from the Borrower in accordance with sub-paragraph (1) above; and

(b)	on the Initial Availability Period End Date:

(i)	the Borrower pays the extension fee in the amount and in the manner set out in the Extension Fee Letter;

(ii)	no Default is continuing; and

(iii)	no Trigger Event has occurred and is continuing,
the Availability Period End Date shall be extended to 15 September 2021 (or, if not a Business Day, the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not)) (the "Extended Availability Period End Date").

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(5)	The Senior Agent shall promptly notify the Borrower and the Senior Lenders upon the Availability Period End Date being extended to the Extended Availability Period End Date.
(B)

(1)
The Borrower may by notice given to the Senior Agent, not less than 30 days prior to each anniversary of the Closing Date which is prior to the Initial Repayment Date, irrevocably request an extension of the Repayment Date to 15 September 2023 (the "Repayment Date Extension Request").

(2)	The Senior Agent shall notify the Senior Lenders promptly on receipt of the Repayment Date Extension Request.

(3)
If the Senior Agent has received a Repayment Date Extension Request from the Borrower in accordance with sub‑paragraph (1) above, the Borrower shall, on the Initial Repayment Date, pay an irrevocable and non-refundable extension fee in the amount and in the manner set out in the Extension Fee Letter.

(4)	If:

(a)	the Senior Agent has received a Repayment Date Extension Request from the Borrower in accordance with sub-paragraph (1) above; and

(b)	on the Initial Repayment Date:

(i)	the Borrower pays the extension fee in the amount and in the manner set out in the Extension Fee Letter;

(ii)	no Default is continuing; and

(iii)	no Trigger Event has occurred and is continuing,
the Repayment Date shall be extended to 15 September 2023 (or, if not a Business Day, the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not)) (the "Extended Repayment Date").

(5)	The Senior Agent shall promptly notify the Borrower and the Senior Lenders upon the Repayment Date being extended to the Extended Repayment Date.

3.	ACCORDION INCREASE OF SENIOR FACILITY

3.1	Accordion Increase

(A)
At any time during the Accordion Increase Notice Period, the Borrower (or the Transferor on its behalf) may request, in writing, the Original Senior Lender (such Original Senior Lender participating in an increase in accordance with this Clause 3.1 being the "Accordion Increase Lender") to commit to an increase in the Senior Total Commitments (an "Accordion Increase") in an amount (the "Accordion Increase Amount") which when aggregated with all other Accordion Increase Amounts does not exceed £90,000,000 in aggregate.

(B)	Following a request being received by the Original Senior Lender pursuant to paragraph (A) above, the Original Senior Lender and the Borrower (or the Transferor on its behalf)

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shall subject to the Original Senior Lender being satisfied (acting in its sole discretion) that the conditions set out Clause 3.2 (Conditions to establishment) are and will be satisfied at the relevant times, request the establishment of an Accordion Increase by delivering to the Senior Agent, no later than ten Business Days prior to the proposed Accordion Increase Effective Date, a duly completed Accordion Increase Notice.

3.2	Conditions to establishment
The establishment of an Accordion Increase will only be effected in accordance with Clause 3.3 (Establishment of Accordion Increase) if:

(A)	The Accordion Increase Effective Date is a date which is no later than 15 Business Days after the date on which the Accordion Increase Notice is delivered to the Senior Agent;

(B)	On the date of the Accordion Increase Notice and on the Accordion Increase Effective Date:

(1)	No Senior Facility Event of Default is continuing or would result from the establishment of the proposed Accordion Increase;

(2)	the Repeating Representations to be made by each Obligor are true in all respects;

(3)
the Senior Agent has received in form and substance satisfactory to the Senior Lenders such documents (if any) as are reasonably necessary as a result of the establishment of that Accordion Increase to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents;

(4)	the Borrower has paid any upfront fee relating to the Accordion Increase set out in a Fee Letter between the Borrower and the Original Senior Lender;

(5)
hedging arrangements in respect of the Accordion Increase Amount have been entered into in accordance with the provisions of Clause 22.31 (Hedging), in commercial and legal terms satisfactory to the Original Senior Lender (acting reasonably) and any applicable premium due and payable under the relevant Cap Agreements has been duly paid.

(C)	The Senior Lenders shall promptly notify the Senior Agent upon being satisfied under paragraph 3.2(B)(3) above whereupon the Senior Agent shall promptly notify the Borrower of the same.

(D)
Other than to the extent that the Senior Lenders notify the Senior Agent in writing to the contrary before the Senior Agent gives the notification described in paragraph 3.2(C) above, the Senior Lenders authorise (but do not require) the Senior Agent to give that notification. The Senior Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving that notification.

3.3	Establishment of Accordion Increase

(A)
If the conditions set out in this Agreement have been met, the establishment of an Accordion Increase is effected in accordance with paragraph (B) below when the Senior Agent executes an otherwise duly completed Accordion Increase Notice. The Senior Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Accordion Increase Notice appearing on its face to comply with the terms of this

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Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Increase Notice.

(B)	On the Accordion Increase Effective Date:

(1)
subject to the terms of this Agreement, the Senior Commitment in respect of the Accordion Increase Lender shall be increased in an aggregate amount equal to the Accordion Increase Amount specified in the Accordion Increase Notice;

(2)
the Accordion Increase Lender shall assume all the obligations of a Senior Lender corresponding to the Accordion Increase Amount specified opposite its name in the Accordion Increase Notice as if it was an Original Senior Lender with respect to that Accordion Increase Amount;

(3)
each of the Obligors and the Accordion Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Accordion Increase Lender would have assumed and/or acquired had the Accordion Increase Lender been an Original Senior Lender with respect to the Accordion Increase Amount; and

(4)
the Accordion Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as the Accordion Increase Lender and those Finance Parties would have assumed and/or acquired had the Accordion Increase Lender been an Original Senior Lender with respect to the Accordion Increase Amount.

3.4	Notification of establishment
The Senior Agent shall, as soon as reasonably practicable after the establishment of an Accordion Increase notify the Borrower and the Senior Lenders of that establishment and the Accordion Increase Effective Date of that Accordion Increase.

3.5	Accordion fee
The Borrower shall pay to the Accordion Increase Lender on or about each Accordion Increase Effective Date a fee in the amount and at the times agreed in any Fee Letter between the Borrower and the Accordion Increase Lender.

3.6	Accordion Increase costs and expenses
The Borrower shall promptly and on demand pay the Senior Agent and the Security Trustee the amount of all costs and expenses (including legal fees) properly incurred by either of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with the establishment of an Accordion Increase under this Clause 3.

4.	PURPOSE

4.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Senior Facility towards payment to the Transferor of the Purchase Price for the Receivables which are to be acquired by the Borrower acting as Purchaser under the Receivables Sale Agreement, and to pay any transaction fees and expenses in connection therewith.

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4.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5.	CONDITIONS OF UTILISATION

5.1	Initial conditions precedent

(A)
The Senior Lenders will only be obliged to comply with Clause 6.4 (Senior Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, and prior to delivery to the Senior Agent of the relevant Utilisation Request for that Utilisation, the Senior Agent has received all of the documents and other evidence listed in Part A and Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Senior Lenders. The Senior Agent shall notify the Borrower promptly upon the Senior Lenders being so satisfied.

(B)
Other than to the extent that the Majority Senior Lenders notify the Senior Agent in writing to the contrary before the Senior Agent gives the notification described in paragraph (A) above, the Senior Lenders authorise (but do not require) the Senior Agent to give that notification. The Senior Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

5.2	Further conditions precedent
The Senior Lenders will only be obliged to comply with Clause 6.4 (Senior Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Default is continuing or would result from the proposed Utilisation;

(B)	the Senior Agent has received from the Borrower a confirmation that at such time as the proposed Utilisation Date (on the basis that the Utilisation is made and any repayment then due has been made):

(1)	the Borrowing Base is such that the Utilisation can be made in accordance with Clause 6.3 (Currency and amount);

(2)	no Trigger Event has occurred and is continuing or would be triggered as a result of the Utilisation; and

(3)	the Senior Advance Rate Test is met as at the Cut-Off Date in respect of the proposed Utilisation and will continue to be met immediately after the proposed Utilisation;

(C)
in relation to the first Utilisation Date, all the representations and warranties in Clause 19 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor, the Servicer, the Collections Account Holder and the Transferor are true in all material respects;

(D)	the Senior Agent has received an executed copy of the Receivables Sale Agreement and any Offer in relation to such Utilisation; and

(E)	subject to any netting agreement between the Covenantor and the Borrower, the Covenantor has advanced to the Borrower sufficient Junior Loans to ensure that the

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Covenantor is in compliance with the terms of the CRR Undertaking, and the Covenantor is otherwise in compliance with the terms of the CRR Undertaking and will be in compliance immediately after the proposed Utilisation.

6.	UTILISATION

6.1	Delivery of a Utilisation Request
The Borrower may utilise the Senior Facility by delivery to the Senior Agent of a duly completed Utilisation Request not later than the Specified Time.

6.2	Completion of a Utilisation Request

(A)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(1)	the proposed Utilisation Date is a Business Day within the Availability Period;

(2)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount); and

(3)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(B)	Only one Loan may be requested in each Utilisation Request.

6.3	Currency and amount

(A)	The currency specified in an Utilisation Request must be Sterling.

(B)	Subject to paragraph (C) below, the amount of the proposed Utilisation must be a minimum of £100,000.

(C)
The amount of the proposed Utilisation must not exceed the Available Facility, and, immediately after the making of the proposed Utilisation, the Senior Advance Rate Test must be met. For the avoidance of doubt, the Senior Agent will be entitled to rely on the confirmation given by the Borrower pursuant to paragraph (B) of Clause 5.2 (Further conditions precedent) as to the satisfaction of the Senior Advance Rate Test.

6.4	Senior Lenders' participation

(A)	If the conditions set out in this Agreement have been met, each Senior Lender shall make its participation in each Senior Loan available by the Utilisation Date in respect of such Senior Loan.

(B)
The amount of each Senior Lender's participation in the Senior Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Senior Loan or in any other proportion as agreed between the Senior Lenders prior to each Utilisation.

(C)
The Senior Agent shall notify each Senior Lender of the amount of the Senior Loan and the amount of its participation in the Senior Loan and, if different, the amount of that participation to be made available in accordance with Clause 30.1 (Payments to the Senior Agent), in each case by the Specified Time.

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(D)	Unless otherwise agreed by the Senior Lenders, the proceeds of each Utilisation shall be paid by the Senior Agent to the Purchaser Transaction Account.

6.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised (including any Commitments which have been the subject of a submitted Utilisation Request but in respect of which funds have not yet been advanced) shall be immediately cancelled at the end of the Availability Period.

7.	REPAYMENT

7.1	Repayment of Senior Loans
The Borrower shall (a) on each Payment Date repay or prepay the Senior Loans on the date on which any amount of principal falls due for payment under the Priorities of Payment and in the amount due in accordance therewith and (b) repay all Senior Loans on the Repayment Date.

7.2	Reborrowing
Unless a contrary indication appears in this Agreement, any part of the Senior Facility which is prepaid or repaid may be borrowed in accordance with the terms of this Agreement.

8.	PREPAYMENT AND CANCELLATION

8.1	Mandatory prepayment – illegality
If it becomes unlawful in any applicable jurisdiction for any Senior Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in the Senior Loans, or it becomes unlawful for any Affiliate of a Senior Lender for that Senior Lender to do so:

(A)	that Senior Lender shall promptly notify the Senior Agent upon becoming aware of that event;

(B)	upon the Senior Agent notifying the Borrower, the Commitment of that Senior Lender will be immediately cancelled; and

(C)
the Borrower shall repay that Senior Lender's participation in the Senior Loans on the next Payment Date occurring after the Senior Agent has notified the Borrower or, if earlier, the date specified by the Senior Lender in the notice delivered to the Senior Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Senior Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

8.2	Mandatory prepayment – subsidiary status
If the Sponsor ceases to hold (directly or indirectly) at least 50.1% of the shares of the Borrower (measured by voting rights), upon demand of the Senior Agent (acting on the instructions of the Majority Senior Lenders), all outstanding Commitments shall be cancelled and the Senior Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

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8.3	Mandatory Prepayment – Servicer change of control
If the Sponsor ceases to hold (directly or indirectly) at least 50.1% of the shares of the Servicer (measured by voting rights), without the Senior Lenders' prior written consent (not to be unreasonably withheld or delayed) upon demand of the Senior Agent (acting on the instructions of the Majority Senior Lenders), all outstanding Commitments shall be cancelled and the Senior Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.4	Mandatory prepayment – warranty claims
On each Payment Date, the Borrower shall prepay the Senior Loan in an amount equal to any amounts received by the Purchaser from the Transferor (including but not limited to any Repurchase Price paid to the Purchaser) pursuant to clause 9.1 (Breach of Transferor Representations and Warranties) of the Receivables Sale Agreement during the immediately preceding Determination Period provided that this Clause 8.4 shall not apply to the extent that the Repurchase Price is applied to the purchase of additional Eligible Portfolio Receivables on that Payment Date or in circumstances where clause 9.4 (Replacement Option) of the Receivables Sale Agreement is applicable.

8.5	Voluntary prepayment of Loans

(A)
The Borrower may on any date, if it gives the Senior Agent not less than 10 Business Days' prior notice, prepay the whole or any part thereof of the Senior Loan together with Break Costs payable on any such prepayment in accordance with Clause 12.5 (Break Costs).

(B)
No notice in accordance with paragraph (A) above will be required in respect of a prepayment of the Senior Loan in accordance with sub-paragraph (5) of paragraph (D) of clause 9.3 (Purchaser Transaction Account) of the Servicing and Cash Management Agreement.

(C)	Any prepayment under paragraph (A) above shall repay Loans from each of the Senior Lenders on a pro rata and pari passu basis.

8.6	Voluntary Cancellation
The Borrower may, if it gives the Senior Agent not less than five Business Days' (or such shorter period as the Majority Senior Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £1,000,000) of the Available Facility. Any cancellation under this Clause 8.6 shall reduce the Senior Commitments of the Senior Lenders rateably under the Senior Facility. For the avoidance of doubt, Voluntary Cancellation Fees may be payable on any such cancellation in accordance with Clause 11.5 (Voluntary Cancellation Fee).

8.7	Right of replacement or repayment and cancellation in relation to a single Senior Lender

(A)	If:

(1)	any sum payable to any Senior Lender by an Obligor is required to be increased under Clause 13.1 (Tax gross-up); or

(2)	any Senior Lender claims indemnification from an Obligor under Clause 13.2 (Tax indemnity) or Clause 14.1 (Increased costs),

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the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Senior Agent notice of cancellation of the Commitment of that Senior Lender and its intention to procure the repayment of that Senior Lender's participation in the Senior Loans.

(B)	On receipt of a notice of cancellation referred to in paragraph (A) above, the Commitment of that Senior Lender shall immediately be reduced to zero.

(C)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (A) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay the relevant Senior Lender's participation in the Senior Loan together with all interest and other amounts accrued under the Finance Documents.

8.8	Right of cancellation in relation to a Defaulting Senior Lender

(A)
If any Senior Lender becomes a Defaulting Senior Lender, the Borrower may, at any time whilst the Senior Lender continues to be a Defaulting Senior Lender, give the Senior Agent five Business Days' notice of cancellation of the Available Commitment of that Defaulting Senior Lender and the Available Commitment of the Defaulting Senior Lender shall immediately be reduced to zero.

(B)	The Senior Agent shall, as soon as practicable after receipt of a notice referred to in paragraph (A) above, notify all the Senior Lenders.

8.9	Restrictions

(A)
Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(B)
Any prepayment, save for a replacement of a Senior Lender pursuant to Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Senior Lender) above, under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(C)	The Borrower shall not repay or prepay all or any part of the Senior Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(D)
Any prepayment of the Senior Loan (other than a prepayment pursuant to Clause 8.1 (Mandatory prepayment – illegality) or Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Senior Lender)) shall be applied pro rata to each Senior Lender's participation in the Senior Loan.

(E)	If the Senior Agent receives a notice under this Clause 8 it shall promptly notify either the Borrower or the affected Senior Lender, as relevant.

(F)	No amount of Total Commitments cancelled under this Agreement may be subsequently reinstated.

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8.10	No Prepayment
The Borrower shall not prepay or repay any Senior Loan other than in accordance with the Priorities of Payments or as permitted by Clause 7 (Repayment) or this Clause 8.

9.	INTEREST

9.1	Calculation of interest
The rate of interest on the Senior Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)	Margin;

(B)	Step-Up Margin; and

(C)	LIBOR,
((A), (B) and (C) together, the "Senior Facility Interest Rate").

9.2	Payment of interest
The Borrower shall pay accrued interest in respect of the Senior Loans for each Interest Period on the Payment Date falling on the last day of (or following the last day of) such Interest Period in accordance with the Priorities of Payment on that Payment Date. In the event that, on any Payment Date, the Available Funds applied in accordance with the provisions of the Servicing and Cash Management Agreement are insufficient to pay in full the Facility Interest Amount due on such Payment Date in accordance with the Priorities of Payment, default interest shall (without prejudice to any rights of the Finance Parties) accrue on any shortfall from such Payment Date in accordance with Clause 9.3 (Default interest).

9.3	Default interest

(A)
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at a rate which, subject to paragraph (B) below, is 2.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Senior Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Borrower on demand by the Senior Agent.

(B)	If any overdue amount consists of all or part of the Senior Loan which became due on a day which was not the last day of an Interest Period relating to the Senior Loan:

(1)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Senior Loan; and

(2)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. higher than the rate which would have applied if the overdue amount had not become due.

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(C)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the overdue amount at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4	Notification of rates of interest
The Senior Agent shall promptly notify the Borrower and the Senior Lenders of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(A)
Each relevant Interest Period will be from and including a Payment Date to and excluding the next Payment Date, save in relation to the first Interest Period which shall commence from and including the first Utilisation Date to and excluding the first Payment Date.

(B)	An Interest Period for a Senior Loan shall not extend beyond the Repayment Date, save for the purposes of calculating interest on Unpaid Sums pursuant to Clause 9.3 (Default interest).

10.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day.

11.	FEES

11.1	Upfront fee

(A)
The Borrower shall pay to the Senior Lenders upfront fees (the "Upfront Lender Fees") in the amounts and at the times agreed in a Fee Letter between the Borrower and the Original Senior Lender entered into on or around the date hereof.

(B)
The Borrower shall pay to the Arranger upfront fees (the "Upfront Arranger Fees") in the amounts and at the times agreed in a Fee Letter between the Borrower and the Arranger entered into on or around the date hereof.

11.2	Agency fee
The Borrower shall pay to the Senior Agent (for its own account) its fees in the amount and at the times agreed in a Fee Letter dated on or about the date of this Agreement between the Senior Agent and the Borrower and any other Fee Letter between the Borrower and the Senior Agent entered into on or around the date hereof.

11.3	Security Trustee fee
The Borrower shall pay to the Security Trustee (for its own account) its fees in the amount and at the times agreed in a Security Trustee Fee Letter dated on or about the date of this Agreement between the Security Trustee and the Borrower entered into on or around the date hereof.

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11.4	Extension fees
The Borrower shall pay to the Senior Lenders extension fees (the "Extension Fees") in the amounts and at the times agreed in a Fee Letter between the Borrower and the Original Senior Lender entered into on or around the date hereof.

11.5	Voluntary Cancellation Fee
The Borrower shall pay a Voluntary Cancellation Fee to the Senior Lenders in respect of any cancellation of the Senior Commitments in accordance with Clause 8.6 (Voluntary Cancellation) pro rata to each Senior Lender in accordance with their respective cancelled Senior Commitments on the Payment Date immediately after the date on which those Senior Commitments are cancelled, in accordance with the Priorities of Payment.

11.6	RESERVED

11.7	Minimum Utilisation Fee

(A)
The Borrower shall pay to the Senior Agent (for the account of each Senior Lender pro rata to their participations in the Senior Loans) a fee (the "Minimum Utilisation Fee") for each Interest Period computed as the Minimum Utilisation Fee Rate applied to the Senior Facility Underutilisation Amount. Such fee shall accrue on a daily basis.

(B)
The Borrower shall pay the accrued Minimum Utilisation Fee for each Interest Period on the Payment Date falling on (or following the last day of) such Interest Period in accordance with the Priorities of Payment on that Payment Date. In the event that, on any Payment Date, the Available Funds applied in accordance with the provisions of the Servicing and Cash Management Agreement are insufficient to pay in full the Minimum Utilisation Fee due on such Payment Date in accordance with the Priorities of Payment, default interest shall (without prejudice to any rights of the Finance Parties) accrue on any shortfall from such Payment Date in accordance with Clause 9.3 (Default interest).

(C)	The Senior Agent shall promptly notify the Borrower and the Senior Lenders of the determination of the Minimum Utilisation Fee Rate under this Agreement.

11.8	Commitment Fee

(A)
During the Availability Period, the Borrower shall pay to the Senior Agent (for the account of each Senior Lender in the proportion of their Commitments) a fee (the "Commitment Fee") computed at the rate of 0.75% per annum on the Senior Facility Commitment Fee Amount. Such fee shall accrue on a daily basis.

(B)	The accrued Commitment Fee is payable on each Payment Date during the Availability Period and on the Payment Date immediately after the last day of the Availability Period.

12.	CHANGES TO THE CALCULATION OF INTEREST AND MINIMUM UTILISATION FEE

12.1	Unavailability of Screen Rate

(A)	If no Screen Rate is available for LIBOR for an Interest Period, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to that Interest Period.

(B)	If no Screen Rate is available for LIBOR for:

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(1)	Sterling; or

(2)	each Interest Period and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period.

(C)
If paragraph (B) above applies but no Reference Bank Rate is available for Sterling or the relevant Interest Period, the term LIBOR for that Interest Period shall be determined according to Clause 12.4 (Cost of funds).

12.2	Calculation of Reference Bank Rate

(A)
Subject to paragraph (B) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(B)	If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

12.3	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Senior Agent receives notifications from the Senior Lender that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR, then Clause 12.4 (Cost of funds) shall apply to that Loan and to the Minimum Utilisation Fee for the relevant Interest Period.

12.4	Cost of funds

(A)
If this Clause 12.4 applies, the rate of interest on each Senior Lender's share of the relevant Loan and the Minimum Utilisation Fee for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(1)	the Margin;

(2)	the Step-Up Margin; and

(3)
the weighted average of the rates notified to the Senior Agent by each Senior Lender as soon as practicable and in any event within two Business Days of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Senior Lender of funding its participation in that Loan from whatever source it may reasonably select.

(B)
If this Clause 12.4 applies and the Senior Agent or the Borrower so requires, the Senior Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining LIBOR.

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(C)	Any alternative basis agreed pursuant to paragraph (B) above shall, with the prior consent of all the Senior Lenders and the Borrower, be binding on all Parties.

12.5	Break Costs

(A)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(B)
Each Senior Lender shall, as soon as reasonably practicable after a demand by the Senior Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	TAX
Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.1	Tax gross-up

(A)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Senior Agent accordingly. Similarly, a Senior Lender shall notify the Senior Agent on becoming so aware in respect of a payment payable to that Senior Lender. If the Senior Agent receives such notification from a Senior Lender it shall notify the Borrower and that Obligor (if not the Borrower).

(C)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)	A payment shall not be increased under paragraph (C) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(1)
the payment could have been made to the relevant Senior Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Senior Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Senior Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(2)	the relevant Senior Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of "Qualifying Lender" and

(a)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to

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the payment and that Senior Lender has received from the Obligor making the payment or from the Borrower a certified copy of that Direction; and

(b)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(3)	the relevant Senior Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of "Qualifying Lender" and:

(a)	the relevant Senior Lender has not given a Tax Confirmation to the Borrower; and

(b)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(4)
the relevant Senior Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Senior Lender complied with its obligations under paragraph (G) or (H) (as applicable) below.

(E)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(F)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Senior Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(G)

(1)
Subject to paragraph (2) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(2)
A Treaty Lender which becomes a Party after the day on which this Agreement is entered into that holds a passport under the H.M. Revenue & Customs Double Taxation Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Senior Lender and, having done so, that Senior Lender shall be under no obligation pursuant to paragraph (1) above.

(H)	If a Senior Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (G)(2) above and:

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(1)	the Borrower has not made a Borrower DTTP Filing in respect of that Senior Lender; or

(2)	the Borrower has made a Borrower DTTP Filing in respect of that Senior Lender but:

(a)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(b)	HM Revenue & Customs has not given the Borrower authority to make payments to that Senior Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Senior Lender in writing, that Senior Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(I)
If a Senior Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (G)(2) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the H.M. Revenue & Customs Double Taxation Treaty Passport scheme in respect of that Senior Lender's Commitment(s) or its participation in any Utilisation unless the Senior Lender otherwise agrees.

(J)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Senior Agent for delivery to the relevant Senior Lender.

(K)	A UK Non-Bank Lender shall promptly notify the Borrower and the Senior Agent if there is any change in the position from that set out in the Tax Confirmation.

13.2	Tax indemnity

(A)
The Borrower shall (within three Business Days of demand by the Senior Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(B)	Paragraph (A) above shall not apply:

(1)	with respect to any Tax assessed on a Finance Party:

(a)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(2)	to the extent a loss, liability or cost:

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(a)	is compensated for by an increased payment under Clause 13.1 (Tax gross-up); or

(b)
would have been compensated for by an increased payment under Clause 13.1 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (D) of Clause 13.1 (Tax gross-up) applied; or

(c)	relates to a FATCA Deduction required to be made by a Party.

(C)
A Protected Party making, or intending to make, a claim under paragraph (A) above shall promptly notify the Senior Agent of the event which will give, or has given, rise to the claim, following which the Senior Agent shall notify the Borrower.

(D)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.2, notify the Senior Agent.

13.3	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(A)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(B)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.4	Lender Status Confirmation
Each Senior Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Party, and for the benefit of the Senior Agent and without liability to any Obligor, which of the following categories it falls in:

(A)	not a Qualifying Lender;

(B)	a Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender.
If such a Senior Lender fails to indicate its status in accordance with this Clause 13.4 then that Senior Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Senior Agent which category applies (and the Senior Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, the documentation which a Senior Lender executes on becoming a Party shall not be invalidated by any failure of a Senior Lender to comply with this Clause 13.4.

13.5	Stamp taxes

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The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Creditor against any cost, loss or liability that Secured Creditor incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	VAT

(A)
All amounts expressed to be payable under a Transaction Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (B) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Transaction Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(B)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Transaction Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Transaction Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(C)
Where a Transaction Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(D)
Any reference in this Clause 13.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(E)	In relation to any supply made by a Finance Party to any Party under a Transaction Document, if reasonably requested by such Finance Party, that Party must promptly

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provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.7	FATCA Information

(A)	Subject to paragraph (C) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(1)	confirm to that other Party whether it is:

(a)	a FATCA Exempt Party; or

(b)	not a FATCA Exempt Party;

(2)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(3)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(B)
If a Party confirms to another Party pursuant to paragraph (A)(1) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(C)
Paragraph (A) above shall not oblige any Finance Party to do anything, and paragraph (A)(3) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(1)	any law or regulation;

(2)	any fiduciary duty; or

(3)	any duty of confidentiality.

(D)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (A)(1) or (2) above (including, for the avoidance of doubt, where paragraph (C) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.8	FATCA Deduction

(A)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(B)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify

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the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Senior Agent and the Senior Agent shall notify the other Finance Parties.

14.	INCREASED COSTS

14.1	Increased costs

(A)
Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Senior Agent, pay for the account of a Finance Party, the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(B)	In this Agreement "Increased Costs" means:

(1)	a reduction in the rate of return from the Senior Facility or on a Finance Party's (or its Affiliate's) overall capital;

(2)	an additional or increased cost, including but not limited to an increase in cost as a result of being obliged to comply with CRD IV or Basel III; or

(3)	a reduction of any amount due and payable under any Finance Document or a Security Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(A)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Senior Agent of the event giving rise to the claim, following which the Senior Agent shall promptly notify the Borrower.

(B)	Each Finance Party shall, as soon as practicable after a demand by the Senior Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

(A)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(1)	attributable to a Tax Deduction required by law to be made by an Obligor; or

(2)	attributable to a FATCA Deduction required to be made by a Party; or

(3)	compensated for by Clause 13.2 (Tax indemnity) (or would have been compensated for under Clause 13.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (B)

of Clause 13.2 (Tax indemnity) applied); or

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(4)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(B)	In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in the Master Framework Agreement.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(A)
If any sum due from an Obligor under the Transaction Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of that Obligor:

(1)	making or filing a claim or proof against the Obligor; or

(2)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Creditor to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities
The Borrower shall, on the immediately succeeding Payment Date after the immediately succeeding Determination Date from the date of demand, indemnify (or shall procure the indemnification of) each Secured Creditor against any Liability incurred by that Secured Creditor as a result of:

(A)	the occurrence of any Senior Facility Event of Default;

(B)
a failure by an Obligor to pay any amount due under a Transaction Document or a Security Document on its due date including, without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(C)
funding, or making arrangements to fund, its participation in the Senior Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party (other than the Senior Agent, the Junior Agent or the Security Trustee) alone and in the case of the Senior Agent and the Junior Agent, other than by reason of the gross negligence or wilful misconduct of the Senior Agent or, as the case may be, the Junior Agent alone, and in the case of the Security Trustee other than by reason of the gross negligence, wilful misconduct or fraud of the Security Trustee alone); or

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(D)	the Senior Loan (or part of the Senior Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3	Indemnity to the Senior Agent
The Borrower shall promptly indemnify the Senior Agent against any Liability incurred by the Senior Agent as a result of:

(A)	investigating any event which it reasonably believes is a Default; or

(B)	acting or relying on any notice, request, certificate or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(D)	(otherwise than by reason of the Senior Agent's gross negligence or wilful misconduct) its acting as Senior Agent under the Transaction Documents.
These indemnities shall survive the termination of this Agreement and/or the removal or resignation of the Senior Agent.

16.	MITIGATION BY THE SENIOR LENDERS

16.1	Mitigation

(A)
Each Finance Party other than the Security Trustee shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Mandatory prepayment – illegality), Clause 13 (Tax) or Clause 14 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

(B)	Paragraph (A) above does not in any way limit the obligations of the Borrower under the Transaction Documents.

16.2	Limitation of liability

(A)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(B)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses
The Borrower shall within ten (10) Business Days of demand pay (or procure payment to) the Finance Parties the amount of all costs and expenses (including, but not limited to, legal and other professional fees) (together with any applicable VAT) properly incurred by any of them

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(and, in the case of the Security Trustee, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(A)	this Agreement and any other documents referred to in this Agreement, the Master Framework Agreement and the Security Documents; and

(B)	any other Transaction Documents executed after the date of this Agreement.

17.2	Amendment costs
If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.10 (Change of currency), the Borrower shall reimburse, on the immediately succeeding Payment Date falling after the immediately succeeding Determination Date falling after the date of demand each of the Senior Agent and the other Finance Parties for the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by such Finance Party (and, in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement and preservation of rights costs
The Borrower shall pay to each Secured Creditor, on the immediately succeeding Payment Date falling after the immediately succeeding Determination Date falling after the date of demand, the amount of all costs, claims and expenses (including legal fees) incurred by that Secured Creditor in connection with the enforcement of, or the preservation of any of its rights under, any Transaction Document and the Security and any proceedings instructed by or against the Security Trustee as a consequence of taking or holding the Security or enforcing these rights.

17.4	Audit Costs
The costs of all audits referred to in Clauses 20.2(A) and 20.2(B) (Audits) will be payable by the Borrower provided that (i) the Borrower shall not be responsible for the costs of more than one audit in any twelve-month period under Clause 20.2 (Audits) unless a Default is continuing or revealed by such audit in which case, any relevant audit costs shall be borne by the Borrower and (ii) for any additional audits undertaken pursuant to Clause 20.2(B) (Audits), the Senior Lenders shall pay the entire cost of such audits if no Default is continuing or revealed by such audit.

18.	RESERVED

19.	REPRESENTATIONS
Each Obligor, the Collections Account Holder, the Servicer and the Transferor makes the representations and warranties set out in Clauses 19.1 (Status) to 19.26 (VAT Returns), to each Finance Party on the date of this Agreement.

19.1	Status

(A)	It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(B)	Each Obligor, the Collections Account Holder, the Transferor and the Servicer each has the power to own its assets and carry on its business as it is being conducted.

(C)	Holdco has no Subsidiaries other than the Borrower.

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(D)	The Borrower has no Subsidiaries.

19.2	Binding obligations

(A)	Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations.

(B)
Without limiting the generality of paragraph (A) above, and subject to the Perfection Requirements, each Security Document to which it is a party creates the security interests which such Security Document purports to create and those security interests are valid and effective.

19.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Security do not and will not conflict with:

(A)	any Applicable Law or Regulatory Requirement;

(B)	its constitutional documents; or

(C)
any agreement or instrument binding upon its assets or constitute a default or termination event (however described) under any such agreement or instrument to an extent which has or is reasonably expected to have a Material Adverse Effect.

19.4	Power and authority

(A)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(B)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

19.5	Validity and admissibility in evidence
All Authorisations required or desirable:

(A)
to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party, including but not limited to its obligations with respect to the Portfolio Receivables under the Servicing and Cash Management Agreement;

(B)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdiction; and

(C)
for the conduct of its business, trade and ordinary activities (other than the performance of its obligations with respect to the Portfolio Receivables described in paragraph (A) above), except to the extent that the failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect;

have been obtained or effected and are in full force and effect.

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19.6	Governing law and enforcement
Subject to the Legal Reservations:

(A)	the choice of English law as the governing law of the English Transaction Documents will be recognised and enforced in its Relevant Jurisdictions;

(B)	the choice of Scottish law as the governing law of the Scottish Transaction Documents will be recognised and enforced in its Relevant Jurisdictions; and

(C)	any judgment or decree obtained in England or Scotland, as the case may be, in relation to a Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

19.7	Deduction of Tax

(A)
Each of the Borrower and Holdco is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender or a Treaty Lender (which has complied with its obligations under sub-clauses (G) and (H) of Clause 13.1 (Tax gross-up)).

(B)
All payments of interest and fees made by the Borrower and Holdco under any Finance Document are and as at the date of this Agreement are anticipated to be fully deductible for tax purposes and not subject to any restriction. In the event they are not deductible, it is anticipated that where the payments are made to other companies shown within the Group Structure Chart the corresponding income would not be taxable.

19.8	No filing or stamp taxes
Under the laws of its Relevant Jurisdiction it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents except registration of the particulars of the Security Documents at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees (which will be made or paid promptly after the date of the relevant Security Document), provided that, for the avoidance of doubt, this Clause 19.8 shall not apply in respect of any stamp duty, registration or similar tax payable in respect of an assignment or transfer by a Lender of any of its rights or obligations under a Finance Document other than where such assignment is made at the request of the Borrower or to comply with Applicable Law.

19.9	No default

(A)
No Senior Facility Event of Default, and on the date of this Agreement and the Closing Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, performance of, or any transaction contemplated by, any Transaction Document.

(B)
No other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any agreement or instrument which is binding on it or to which its assets are subject in each case which has or is reasonably likely to have a Material Adverse Effect.

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19.10	No misleading information

(A)
Save as disclosed in writing to the Senior Agent and the Arranger prior to the date of this Agreement, all Supplied Information was true and accurate and not misleading in all material respects as at the date it was provided or as at the date (if any) at which it is stated, any projections provided to any Finance Party in the Supplied Information were prepared in good faith on the basis of assumptions that were reasonable at the time at which they were prepared and supplied and any expressions of opinion or intention provided by or on behalf of it for the purposes of any of the Supplied Information were made after careful consideration and were fair and based on reasonable grounds as at the date provided or as at the date (if any) at which it is stated.

(B)
No event or circumstances has occurred or arisen and no information has been omitted from the Supplied Information and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Supplied Information being untrue or misleading in any material respect.

(C)
Each Utilisation Request and any information provided in respect of any audit conducted pursuant to a Transaction Document and any information provided pursuant to Clause 20 (Information Undertakings) is true, accurate and not misleading in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

19.11	Financial Statements

(A)	Its most recent financial statements delivered pursuant to Clause 20.1 (Financial statements):

(1)	have been prepared in accordance with GAAP; and

(2)
give a true and fair view (if audited) or fairly represent (subject to customary year-end adjustments) (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(B)
There has been no material adverse change in its assets, business or financial condition since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements)

19.12	No proceedings pending or threatened

(A)
No litigation, arbitration, regulatory or administrative proceedings or investigations of or before any court, arbitral body, regulator or agency where it is named as a defendant (other than those disclosed in the Supplied Information) have been started or threatened against it which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

(B)
No litigation, arbitration, regulatory or administrative proceedings or investigations of or before any court, arbitral body, regulator or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it.

(C)	No judgment, decree or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to

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have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

19.13	No breach of laws or Authorisations

(A)	It has not breached any Applicable Law or Regulatory Requirement which breach has or is reasonably likely to have a Material Adverse Effect.

(B)
It has not breached the terms of any of the Authorisations required for it to exercise its rights and comply with its obligations in the Transaction Documents to which it is a party or conduct its business which breach has or is reasonably likely to have, in each case, a Material Adverse Effect.

19.14	Insolvency
No:

(A)	corporate action, legal proceeding or other procedure as described in Clause 23.1(F) (Insolvency); or

(B)	creditors' process described in Clause 23.1(H) (Creditors' process), has been taken or, to its knowledge, threatened in relation to it and none of the circumstances described in Clause 23.1(F) (Insolvency) applies to it.

19.15	Security and Financial Indebtedness

(A)
No mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect exists over all or any of the present or future assets of each Obligor other than as permitted by the Transaction Documents or the Existing Security.

(B)	No Obligor has Financial Indebtedness outstanding other than as permitted by the Transaction Documents.

19.16	Ranking
The Security has or will have the ranking it is expressed to have in the Security Documents, and save as expressly contemplated in the Security Documents, is not subject to any prior ranking or pari passu ranking Security other than the Encumbrance in respect of the Collections Account pursuant to the Existing Security.

19.17	Pari passu ranking
The Obligors' payment obligations under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.18	Shares
The shares of the Borrower are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of the Borrower do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the

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issue or allotment of, any share or loan capital of each Obligor (including any option or right of pre-emption or conversion).

19.19	Accounting Reference Date
The accounting reference date of the Obligors is 31 December.

19.20	Centre of Main Interest
Each Obligor's centre of main interest within the meaning of article 3(1) of the EU Insolvency Regulation is located in England and Wales.

19.21	Ownership of Receivables

(A)
Subject to paragraph (B) below, upon completion of the sale and purchase of the Receivables under the Receivables Sale Agreement, the Borrower will be the sole beneficial owner of the Portfolio Receivables other than the Scottish Receivables, with good, valid and marketable title thereto and will be beneficiary under a Scottish Declaration of Trust in relation to the Scottish Receivables.

(B)
At all times prior to a Perfection Event and subsequent transfer of legal title to the Receivables to the Borrower or its nominee in accordance with Clause 22.34 (Perfection of legal title), the Transferor is the sole legal owner of the Portfolio Receivables, with good, valid and marketable title thereto subject, in the case of the Scottish Receivables, to the interest of the Borrower as beneficiary under the Scottish Declaration of Trust relating thereto.

19.22	Sanctions
None of (i) the Obligors, the Servicer, the Collections Account Holder or the Transferor or (ii) to their best knowledge (after due and careful inquiry), any of their respective directors, officers, employees, Affiliates, agents or representatives (a) is a Restricted Party; (b) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Restricted Party; and/or (c) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.

19.23	Group Structure Chart

(A)	As at the date of this Agreement, the Group Structure Chart delivered to the Senior Agent pursuant to Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

(B)
As of the date on which it is provided to the Senior Agent pursuant to Clause 20.3(A)(4) (Miscellaneous information) below, each updated Group Structure Chart is true, complete and accurate in all material respects.

19.24	No adverse consequences

(A)	Subject to the Legal Reservations, it is not necessary under the laws of its Relevant Jurisdictions:

(1)	in order to enable any Finance Party to enforce its rights under any Transaction Document; or

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(2)	by reason of the execution of any Transaction Document or the performance by it of its obligations under any Transaction Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(B)
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Transaction Document.

19.25	Taxation

(A)
It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax save, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(B)
No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes which would have, or would be reasonably likely to have a Material Adverse Effect.

(C)	It is resident for Tax purposes only in the United Kingdom.

19.26	VAT Returns
The copies of the periodic tax returns (including but not limited to the group VAT return in respect of the Cabot VAT Group) delivered to the Senior Agent in accordance with Clause 22.30 (VAT) are true, complete and accurate and correctly represent the VAT position of the Cabot VAT Group in respect of the period referenced therein. This Clause 19.26 shall not have effect in respect of any period during which the Borrower is not a member of the Cabot VAT Group.

19.27	Repetition
The Repeating Representations are deemed to be made by the Obligors, the Transferor and the Servicer, as applicable, by reference to the facts and circumstances then existing on the date of each Utilisation Request, each Utilisation Date, the first day of each Interest Period, the date of each Accordion Increase Notice and on each Accordion Increase Effective Date.

20.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements
The Obligors shall supply to the Senior Agent in sufficient copies for all the Senior Lenders:

(A)
as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the annual audited financial statements of each Obligor for that financial year; and

(B)	as soon as the same become available, but in any event within 90 days after the end of its financial half year, the consolidated financial statements of each Obligor,

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in each case, accompanied by an Officers' Certificate certifying compliance with the undertakings set out in this Clause 20 (Information Undertakings) and Clause 22 (General Undertakings) and certifying that no Senior Facility Event of Default has occurred or is continuing.

20.2	Audits

(A)
Within 45 days after the end of the Borrower's financial year, the Senior Agent may, at the direction of the Majority Senior Lenders, appoint an external auditor to provide an audit report on the Receivables, the Designated Accounts and the Servicer in line with the previously agreed audit procedures and parameters.

(B)
At any other time when the Senior Agent (acting reasonably) suspects a Default is continuing, the external auditors appointed by the Senior Agent for such purpose shall provide their audit report on the Receivables, the Designated Accounts and the Servicer. The Senior Agent agrees that it shall, as soon as practicable prior to such audit, notify the Borrower of the circumstances which have led the Senior Agent to reasonably suspect that a Default is continuing.

20.3	Miscellaneous information

(A)	Each Obligor shall supply to the Senior Agent (in sufficient copies for all the Senior Lenders, if the Senior Agent so requests):

(1)
promptly upon becoming aware of them, the details of any litigation, arbitration, regulatory action or investigation or administrative proceedings which are current, threatened or pending against it other than where the amount claimed or in dispute in respect of any such proceedings is less than GBP 20,000;

(2)
promptly, such further information regarding its financial condition, business, assets and operations as any Finance Party (through the Senior Agent) may reasonably request (which, for the avoidance of doubt, shall include all reports and information prepared by the Servicer for the Borrower);

(3)	any information provided to the Borrower by the Transferor pursuant to the Receivables Sale Agreement; and

(4)	no later than on the date which is three months after the Closing Date, and every three months after that date, an updated Group Structure Chart.

(B)	The Servicer and the Collections Account Holder shall supply to the Senior Agent (in sufficient copies for all the Senior Lenders, if the Senior Agent so requests):

(1)
any information reasonably requested by a Senior Lender in connection with the performance of the Servicer's obligations under the Servicing and Cash Management Agreement and/or administration of the Receivables;

(2)	all information (including but not limited to the Monthly Service Reports) provided to the Borrower pursuant to the Servicing and Cash Management Agreement;

(3)	the Data Tape as soon as possible but in any event no later than five

Business Days after the end of each Determination Period; and

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(4)	as soon as reasonably practicable after they are published, all preliminary financial reports, annual and/or consolidated financial statements and any quarterly updates of the Servicer.

(C)
Each of the Transferor and the Collections Account Holder shall supply to the Senior Agent (in sufficient copies for all the Senior Lenders, if the Senior Agent so requests) as soon as reasonably practicable after they are published, all preliminary financial reports, annual and/or consolidated financial statements and any quarterly updates of the Transferor and the Collections Account Holder.

20.4	KYC
Each Senior Lender shall promptly upon the request of the Senior Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself) in order for the Senior Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents. For the avoidance of doubt the Senior Agent shall not, and shall not be obliged to, carry out any such "know your customer" or other similar checks for any other Party.

20.5	Notification of Default

(A)
Each Obligor, the Collections Account Holder, the Transferor and the Servicer shall notify the Senior Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(B)
Promptly upon a request by the Senior Agent, the Borrower shall supply to the Senior Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6	"Know your customer" checks
If:

(A)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(B)	any change in the status of each Obligor, the Transferor and/or the Servicer after the date of this Agreement; or

(C)	a proposed assignment or transfer by a Senior Lender of any of its rights and obligations under this Agreement to a party that is not a Senior Lender prior to such assignment or transfer, obliges the Senior Agent, Security Trustee or any Senior Lender (or, in the case of paragraph (C) above, any prospective new Senior Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Obligors, the Collections Account Holder, the Servicer and the Transferor if requested, shall promptly upon the request of the Senior Agent, Security Trustee or any Senior Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself or on behalf of any Senior Lender), the Security Trustee or any Senior Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Senior Lender) in order for the Senior Agent, Security Trustee,

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such Senior Lender or, in the case of the event described in paragraph (C) above, any prospective new Senior Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

21.	RESERVED

22.	GENERAL UNDERTAKINGS
The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations
Each Obligor, the Collections Account Holder, the Transferor and the Servicer shall promptly:

(A)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(B)	supply upon request certified copies to the Senior Agent and, upon request, to the Security Trustee, as applicable, of, any Authorisation required under any of its Relevant Jurisdictions to:

(1)	enable it to perform its obligations under the Transaction Documents;

(2)	ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Transaction Document;

(3)	carry on its business except to the extent that failure to obtain or comply with those Authorisations could not reasonably be expected to have a Material Adverse Effect; and

(4)	own legal and beneficial title to its assets or service and collect Receivables.

22.2	Compliance with laws
Each Obligor, the Collections Account Holder, the Servicer and the Transferor shall comply in all respects with all Applicable Laws and Regulatory Requirements, where failure to do so would materially impair its ability to perform its obligations under the Transaction Documents.

22.3	Anti-corruption law

(A)
No Obligor shall directly or indirectly use the proceeds of the Senior Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or any rules or regulations thereunder or other similar legislation in other jurisdictions.

(B)
Each Obligor, the Collections Account Holder, the Servicer and the Transferor shall (i) conduct its businesses in compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws.

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22.4	Sanctions
No Obligor shall (and the Borrower shall ensure that no other member of the Cabot Group will):

(A)
contribute or otherwise make available all or any part of the proceeds of the Senior Facility, directly or indirectly, to, or for the benefit of, any individual or entity (whether or not related to any member of the Cabot Group) for the purpose of financing the activities or business of, other transactions with, or investments in, any Restricted Party;

(B)	directly or indirectly fund all or part of any repayment or prepayment of the Senior Facility out of proceeds derived from any transaction with or action involving a Restricted Party;

(C)	engage in any transaction, activity or conduct that would violate Sanctions applicable to it; or

(D)
engage in any transaction, activity or conduct that would cause any Finance Party to be in breach of any Sanctions or that could reasonably be expected to result in it or any other member of the Cabot Group or any Finance Party being designated as a Restricted Party.

22.5	Taxation
Each Obligor, the Collections Account Holder, the Servicer and the Transferor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(A)	such payment is being contested in good faith;

(B)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Senior Agent under Clause 20.1 (Financial statements); and

(C)	such payment can be lawfully withheld,
and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

22.6	Compliance with obligations and notification of default

(A)
Each Obligor and each of the Collections Account Holder, the Transferor and the Servicer shall, with due care and diligence, use reasonable endeavours (having regard to standards of a prudent owner of similar property) to procure the performance of the obligations of any counterparty (other than the Finance Parties) under any Transaction Document and shall exercise any remedies it may have against such counterparties in a reasonable manner where such counterpart is in breach of any material obligation under such Transaction Document.

(B)
Each Obligor and each of the Collections Account Holder, the Transferor and the Servicer shall, upon becoming aware of any default or breach of any of the Transaction Documents by any party thereto, immediately notify the Senior Agent of such default or breach.

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22.7	No subsidiaries

(A)
So long as any of the Senior Loan remains outstanding, the Borrower shall not, save to the extent permitted by the Transaction Documents or with the prior written consent of the Senior Lenders, have or form, or cause to be formed, or acquire any company or any shares or securities or a business or undertakings of any other nature (or in each case any interest in any of them) or have any employees or premises. For the purposes of this paragraph, directors and/or company secretaries shall be deemed not to be employees and the registered office of Holdco shall be deemed not to constitute premises.

(B)
So long as any of the Senior Loan remains outstanding, Holdco shall not, save to the extent permitted by the Transaction Documents or with the prior written consent of the Senior Lenders, have or form, or cause to be formed, or acquire any company (other than the Borrower) or any shares (other than in the Borrower) or securities or a business or undertakings of any other nature (or in each case any interest in any of them) or have any employees or premises. For the purposes of this paragraph, directors and/or company secretaries shall be deemed not to be employees and the registered office of Holdco shall be deemed not to constitute premises.

22.8	Merger
No Obligor nor the Collections Account Holder nor the Transferor nor the Servicer shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, without the prior written consent of the Senior Lenders.

22.9	Change of business, proper manner
Each Obligor, the Collections Account Holder, the Servicer and the Transferor shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement and shall at all times carry on and conduct its affairs in a proper manner provided that, for the avoidance of doubt, operations relating to any debt services, debt litigation, debt collection or debt enforcement activities or, in any case, associated activities shall not constitute such a change.

22.10	Books and accounts
Each Obligor shall at all times keep proper books of account and allow the Senior Lenders and the Security Trustee and/or the Senior Agent, as the case may be, and any person appointed by either of them, to whom that Obligor has no reasonable objection, access to the books of account of each Obligor at all reasonable times during normal business hours and to discuss the same with a nominated officer of the Borrower.

22.11	No security interests
No Obligor shall, save to the extent permitted by the Transaction Documents or with the prior written consent of the Senior Agent (not to be unreasonably withheld to the extent that any circumstance in paragraph (A) below arises as a matter of law):

(A)
create or permit to subsist any mortgage, standard security, charge, pledge, lien, assignation in security or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital); or

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(B)

(1)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(2)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(3)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(4)	enter into any other preferential arrangement having a similar effect in each case in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
This Clause 22.11 shall not apply to the Existing Security.

22.12	Pari passu ranking
The Obligors, the Collections Account Holder, the Transferor and the Servicer shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against each of them under the Transaction Documents rank at least pari passu with the claims of all their other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.13	Disposals
Except as permitted under the Transaction Documents, no Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

22.14	Loans or credit
No Obligor shall be a creditor in respect of any Financial Indebtedness.

22.15	Financial Indebtedness and guarantees
No Obligor shall (i) create, incur or suffer to exist any Financial Indebtedness other than pursuant to the Transaction Documents or (ii) save as permitted by the Transaction Documents, give any guarantee or indemnity in respect of any obligation of any Person.

22.16	Not to carry on any other business
No Obligor shall, without the prior written consent of the Senior Lenders, carry on any business other than as described in the Transaction Documents and in respect of that business shall not engage in any activity or do anything whatsoever except:

(A)	preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Transaction Documents;

(B)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Transaction Documents; and

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(C)	perform any act incidental to or necessary in connection with paragraphs (A) or (B) above.

22.17	Bank accounts
The Borrower shall not, other than as contemplated by the Transaction Documents, have an interest in any bank account (other than the Collections Account, the Purchaser Transaction Account and the Cash Collateral Account).

22.18	Tax residence and status
Each Obligor shall (i) at all times maintain its residence in the United Kingdom for the purposes of United Kingdom taxation and (ii) not establish a permanent establishment, branch or agency nor maintain an office or establishment anywhere other than in England.

22.19	Conduct of Affairs
Each Obligor shall conduct its affairs in accordance with its memorandum and articles of association.

22.20	Dividends and share redemption
No Obligor shall:

(A)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(B)	repay or distribute any dividend or share premium reserve;

(C)	pay any management, advisory or other fee to or to the order of any of its (direct or indirect) shareholders; or

(D)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,
(each of (A) to (D), a "Distribution") unless (i) no Default would occur as a result of such Distribution and (ii) prior to and immediately after such Distribution is made, the Senior Advance Rate Test is met.

22.21	Share capital
No Obligor shall issue any shares except as permitted by the Transaction Documents or otherwise with the prior written consent of the Senior Lenders.

22.22	Arm's length
No Obligor nor the Transferor shall enter into any transaction or arrangement except on arm's length terms and for full market value (whether in cash or equivalent consideration).

22.23	COMI
Each Obligor and the Transferor shall conduct its business and affairs such that, at all times, its "centre of main interests" for the purposes of article 3(1) of the EU Insolvency Regulation will

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be and remain in England and Wales and it will not have an "establishment" (as defined in the EU Insolvency Regulation) other than in England and Wales.

22.24	Amendments
Each Obligor, the Collections Account Holder, the Transferor and the Servicer shall not amend, vary, novate, supplement, supersede, compromise waive or terminate any term of a Transaction Document or any other document delivered to the Senior Agent pursuant to Clause 5.1 (Initial conditions precedent) except (a) in writing in accordance with Clause 32 (Amendments and Waivers) or (b) as permitted by Clause 22.25 (Receivables Sale Agreement) or Clause 22.28 (Documentation and policies) below or (c) Clause 22.36 (ERC Model) below.

22.25	Receivables Sale Agreement

(A)	The Borrower and Transferor shall notify the Senior Agent immediately upon becoming aware of any breach by any party of the Receivables Sale Agreement.

(B)
The Borrower and the Transferor shall not amend, vary, novate, supplement, supersede, compromise, waive or terminate any term of the Receivables Sale Agreement except with the Senior Agent's prior written consent.

22.26	RESERVED

22.27	Receivables portfolio
In respect of each Receivable, the Borrower, the Transferor, the Collections Account Holder and the Servicer shall, and shall ensure that:

(A)	proper accounts, books and records are maintained showing all transactions, payments, receipts, proceedings and notices relating to arrears or arrangements relating to that Receivable;

(B)	all data protection, consumer credit and other relevant legislation or regulations are complied with in all material respects at all times;

(C)
all Collections are promptly transferred and deposited directly into the Collections Account and transferred daily into the Purchaser Transaction Account in accordance with the terms of the Servicing and Cash Management Agreement; and

(D)	no reference is made to any Finance Party in any documentation or correspondence relating to that Receivable, other than as approved in writing by the relevant Finance Party.

22.28	Documentation and policies
The Servicer shall not amend the Arrears Recovery Policy or the Services without the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) in respect of the Portfolio save insofar as such amendment:

(A)	(i) is required to comply with any Applicable Law or (ii) is of a minor or purely administrative nature; and

(B)	does not have any material adverse consequence for any Finance Party; and

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(C)	is made in accordance with the General Performance Standard; and

(D)	would be made by a Prudent Lender.

22.29	No Acquisitions
No Obligor shall make any acquisition of any assets whatsoever other than purchases of Eligible Receivables pursuant to the Receivables Sale Agreement, contractual rights pursuant to the Transaction Documents and, in the case of the Borrower, any Cap Agreement.

22.30	VAT

(A)
The Transferor and Servicer shall provide to the Senior Agent, no later than 3 Business Days after they are submitted to H.M. Revenue & Customs, copies of the periodic tax returns in respect of the Cabot VAT Group, including but not limited to their group VAT return. With each such periodic tax return, the Transferor and Servicer shall provide to the Senior Agent confirmation of the VAT Recovery Rate in respect of the period covered by that tax return. This paragraph (A) shall not have effect in respect of any period during which the Borrower is not a member of the Cabot VAT Group.

(B)
The Transferor and Servicer shall immediately notify the Senior Agent in the event that the VAT Recovery Rate is lower than 27.5%. This paragraph (B) shall not have effect in respect of any period during which the Borrower is not a member of the Cabot VAT Group.

22.31	Hedging

(A)
The Borrower shall ensure that at all times from and including the Closing Date that the Minimum Hedging Requirements (defined below) are entered into in accordance with paragraph (B) below provided that if any Cap Agreement is terminated in circumstances where the Borrower is not the Defaulting Party (as defined in such Cap Agreement), the Borrower shall enter into a replacement Cap Agreement within 30 days of such termination in compliance with the Minimum Hedging Requirements (as defined below).

(B)
The Borrower shall ensure that hedging arrangements are entered into which have the commercial effect of ensuring that the Senior Loans bear interest at a capped rate, on commercial and legal terms satisfactory to the Majority Senior Lenders (acting reasonably) (the "Minimum Hedging Requirements").

(C)
Interest rate hedging in respect of the aggregate of the principal amount at any time outstanding under the Senior Facility may be entered into by way of a Cap Agreement for any period longer than, and in respect of notional amounts greater than, the Minimum Hedging Requirements if each Cap Agreement in respect of such hedging has been pre-approved by the Senior Lenders (acting reasonably).

22.32	Limited Recourse
No Obligor shall enter into any contract, deed or other agreement unless such agreement includes limited recourse and non-petition clauses in substance equivalent and in form substantially equivalent to clause 6 (Recourse and Non-Petition) of the Common Terms.

22.33	RESERVED

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22.34	Perfection of legal title

(A)	Following the occurrence of a Perfection Event the Borrower, the Transferor and the Servicer shall, at the election and on the request of the Senior Agent:

(1)	procure that a Transfer Notice under the Receivables Sale Agreement is sent to all Debtors in respect of the English Receivables comprised in the Portfolio; or

(2)
procure that the Transferor enters into an agreement in form and substance satisfactory to the Senior Agent assigning legal title to the English Receivables comprised in the Portfolio to a purchaser nominated by the Senior Agent, and subsequently that all relevant Debtors are notified of such assignment.

(B)
Following the occurrence of a Perfection Event the Borrower, the Transferor and the Servicer shall procure that the Transferor enters into such assignations (in form and substance satisfactory to the Senior Agent) as may be necessary to transfer title to the Scottish Receivables comprised in the Portfolio and their Related Assets to the Purchaser or to a purchaser nominated by the Senior Agent in accordance with paragraph (A)(2) above and subsequently, in each case, that all relevant Debtors are notified of such assignation.

(C)
Following the occurrence of a Perfection Event, the Borrower, the Collections Account Holder, the Servicer and the Transferor shall from time to time at the request of the Senior Agent execute all documents (including, without limitation, assignments, assignations, trusts and/or revocations of trust), do all reasonable acts and things, give all further assurances and will afford such assistance as the Senior Agent may require from time to time and as may be necessary or expedient effectively to vest legal and beneficial title in the Receivables and the Related Assets in the Purchaser or to vest legal title in the Receivables and the Related Assets in a purchaser nominated by the Senior Agent in accordance with paragraph (A)(2) above and to ensure that the Receivables and Related Assets remain so vested.

(D)
Following the occurrence of a Perfection Event, the Borrower, the Collections Account Holder, the Servicer and the Transferor undertake to take all steps necessary or requested by the Senior Agent to effect the redirection of any payments under the Receivables and the Related Assets (including, but not limited to, direct debit payments from Debtors) to the Purchaser or a nominee of the Purchaser.

(E)	Following the occurrence of a Perfection Event, the Standby Servicer will replace the Servicer in servicing the Portfolio Receivables in accordance with the Servicing and Cash Management Agreement.

22.35	Syndication
The Obligors, the Collections Account Holder, the Servicer and the Transferor shall give the Finance Parties or such person as any of them may direct (each a "Syndication Party") any assistance which such Syndication Party reasonably requires in relation to a potential transfer or assignment of all or part of the Senior Commitments, including, but not limited to:

(A)
assisting such Syndication Party with the preparation of an information memorandum containing all relevant information (including projections) including, but not limited to, information about the Portfolio, the Servicer's performance of its obligations under the Servicing and Cash Management Agreement and how the proceeds of the Portfolio Receivables will be collected and applied;

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(B)
providing any information reasonably requested by such Syndication Party or any potential investor in connection with an investment subject to compliance with any obligations of confidentiality and data protection Applicable Laws; and

(C)
making available the senior management and representatives of the Servicer and the Obligors for the purposes of giving presentations to, and participating in meetings with, potential investors at such times and places as the Syndication Party may reasonably request.

22.36	ERC Model

(A)
Each Obligor shall ensure that the terms of the ERC Model are not amended, modified or waived, without the prior written consent of the Senior Agent (acting reasonably) other than where (i) such amendments, modifications or waivers relate to reporting format changes for internal management purposes which would not affect the Senior Lenders or (ii) changes are made in accordance with paragraph (B) below.

(B)
If Holdco notifies the Senior Agent that (i) there has been a change in GAAP or the accounting practices of the Cabot Restricted Group (for the avoidance of doubt, including any change to the manner in which ERC is used as the basis for calculation of the purchased asset value for the purposes of the annual financial statements or the quarterly financial statements) and its auditors deliver to the Senior Agent the information referred to in the following paragraphs (1) and (2) as appropriate, or (ii) there has been a material change in the methodology used to calculate ERC and arising as a result of a change determined by the Cabot Restricted Group’s portfolio valuation committee or accounting practices and Holdco delivers to the Senior Agent the information referred to in the following subparagraphs (1) and (2) below as appropriate:

(1)
a description of any change necessary for (i) those financial statements to reflect GAAP, or (ii) 7-Year ERC to reflect the determination of the Cabot Restricted Group's portfolio valuation committee or accounting practices; and

(2)
sufficient information, in form and substance as may be reasonably required by the Senior Agent, to enable the Senior Lenders to compare any 7-Year ERC calculation to any previous calculations thereof provided under this Agreement or the Servicing and Cash Management Agreement and to make an accurate comparison between the financial position indicated in (i) those financial statements and the original financial statements, and (ii) the relevant 7-Year ERC and the initial 7-Year ERC as calculated prior to any such change in methodology.

Any reference in this Clause 22.36 to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the original financial statements were prepared.

22.37	Other Special Purpose Vehicle Covenants
The Borrower shall not:

(A)	purchase, own or otherwise acquire any real property (including office premises or like facilities);

(B)	acquire any asset or conduct any activity or take any action (whether directly or through any agent) that would cause the Borrower to be engaged or deemed to be engaged in

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the conduct of a trade or business for the purposes of the relevant tax legislation, or otherwise to be subject to tax on its income, profits or gains or to have or be deemed to have a taxable presence, in any jurisdiction other than the United Kingdom; or

(C)	amend its constitutional documents.

22.38	Scottish Transaction Documents
On each Additional Purchase Date, the Borrower shall deliver to the Security Trustee the duly executed Supplemental Scottish Declaration of Trust delivered to it on such Additional Purchase Date in accordance with clause 4.4 (Sale and Purchase of Receivables) of the Receivables Sale Agreement and a duly executed Supplemental Assignation in Security in relation to such Supplemental Scottish Declaration of Trust in accordance with clause 3.4(A) (Scottish Security) of the Security Trust Deed.

22.39	Separateness
The Borrower shall:

(A)	maintain records and books of account separate from those of any other Person;

(B)	pay its own operating expenses and liabilities from its own funds;

(C)
not hold itself as being liable for the debts of any other Person, pledge its assets to secure the obligations of any other Person (other than the Existing Security and the Security), guarantee any obligation of any Person or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person;

(D)
keep its assets and liabilities (other than in accordance with the Servicing and Cash Management Agreement and subject to the Existing Security) separate from those of all other Persons and not commingle its assets (other than in accordance with the Servicing and Cash Management Agreement and subject to the Existing Security) with the assets of any other Person;

(E)	maintain bank accounts separate from any other Person (other than in accordance with the Servicing and Cash Management Agreement and subject to the Existing Security);

(F)
to the extent required under GAAP, ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders;

(G)	at all times hold itself out to the public and all other Persons as a company separate from all other Persons;

(H)	file its own tax returns separate from those of any other Person, except to the extent it is not required to file tax returns under Applicable Laws;

(I)	conduct its business in its own name and comply with all organisational formalities necessary to maintain its separate existence;

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(J)
not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction (it being acknowledged by the Parties hereto that the Transaction Documents are on such terms);

(K)	use separate invoices bearing its own name;

(L)	correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person; and

(M)	not buy, or hold any evidence of, Financial Indebtedness of any Affiliate except as expressly contemplated by the Transaction Documents.

23.	EVENTS OF DEFAULT

23.1	Each of the events or circumstances set out in this Clause 23.1 is a Senior Facility Event of Default:

(A)	Non-payment

(1)
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document or a Security Document at the place and in the currency in which it is expressed to be payable unless (i) its failure to pay is caused by administrative or technological error and (ii) payment is made within five Business Days of its due date;

(2)
the Transferor does not pay on the due date any amount payable pursuant to the Receivables Sale Agreement at the place and in the currency in which it is expressed to be payable unless (i) its failure to pay is caused by administrative or technological error and (ii) payment is made within five Business Days of its due date.

(B)	Breach of other obligations

(1)
Any Obligor, the Collections Account Holder, the Servicer and/or the Transferor defaults in the performance or observance of any of its other obligations under or in respect of any of the Transaction Documents provided that this sub-paragraph (1) shall not apply to a breach of the Transferor Representations and Warranties in the Receivables Sale Agreement provided that the Borrower performs its obligations under clause 9 (Repurchase) of the Receivables Sale Agreement.

(2)
No Senior Facility Event of Default under paragraph (1) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Senior Agent giving notice to an Obligor, the Servicer or the Transferor and (ii) an Obligor, the Collections Account Holder, Servicer or the Transferor becoming aware of the failure to comply.

(3)
The Covenantor defaults in the performance of any of its obligations under the CRR Undertaking and such failure is not remedied within 15 Business Days of the earlier of (i) the Senior Agent giving notice to the Covenantor and (ii) the Covenantor becoming aware of the failure to comply, and provided that such failure will be deemed not to have been remedied if any Senior Lender has suffered any financial loss (including capital weighting or capital charges in

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connection with the Senior Facility or any Senior Loan) as a result of such breach.

(C)	Breach of representation

(1)
Any representation or statement made or deemed to be made by an Obligor, the Servicer and/or the Transferor in or pursuant to any Transaction Document or any other document delivered by or on behalf of any Obligor, the Servicer and/or the Transferor in connection with the Transaction Documents is or proves to have been incorrect or misleading in any material respect when made.

(2)
No Senior Facility Event of Default under paragraph (1) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Senior Agent giving notice to an Obligor, the Servicer or the Transferor or (ii) an Obligor, Servicer or the Transferor becoming aware that the representation or statement was incorrect or misleading.

(D)	Change of control
The occurrence of a Change of Control, unless the Majority Senior Lenders have given their prior written consent (not to be unreasonably withheld) to such Change of Control. For the purposes of this paragraph (D), it shall not be unreasonable of the Majority Senior Lenders to withhold their consent if the proposed Change of Control will, or is reasonably likely (in the opinion of the Majority Senior Lenders), to result in reputational damage to the Senior Lenders or any of them.

(E)	Cross default

(1)	Any Financial Indebtedness of the Borrower or any other member of the Cabot Restricted Group is not paid when due nor within any originally applicable grace period.

(2)
Any Financial Indebtedness of the Borrower or any other member of the Cabot Restricted Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(3)
Any commitment for any Financial Indebtedness of the Borrower or any other member of the Cabot Restricted Group is cancelled or suspended by a creditor of the Borrower or any member of the Cabot Restricted Group as a result of an event of default (however described).

(4)
Any creditor of the Borrower or any other member of the Cabot Restricted Group becomes entitled to declare any Financial Indebtedness of the Borrower or any other member of the Cabot Restricted Group due and payable prior to its specified maturity as a result of an event of default (however described).

(5)
No Senior Facility Event of Default will occur under this Clause 23.1(E) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (1) to (4) above is less than £10,000,000 (or its equivalent in any other currency or currencies).

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(F)	Insolvency

(1)	Any Insolvency Event has occurred in respect of the Borrower, Holdco, Servicer, the Collections Account Holder, the Transferor or any other member of the Cabot Restricted Group.

(2)	Paragraph (1) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 days of commencement.

(G)	Insolvency proceedings

(1)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, examination, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower, Holdco, the Collections Account Holder, the Servicer, the Transferor or any other member of the Cabot Restricted Group;

(b)
a composition, compromise, assignment or arrangement with any creditor of the Borrower, Holdco, the Collections Account Holder, the Servicer, the Transferor or any other member of the Cabot Restricted Group;

(c)
the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any of the Borrower, Holdco, the Collections Account Holder, the Servicer, the Transferor or any other member of the Cabot Restricted Group or any of its assets; or

(d)	enforcement of any security interest over any assets of the Borrower, Holdco, the Collections Account Holder, the Servicer, the Transferor or any other member of the Cabot Restricted Group, or any analogous procedure or step is taken in any jurisdiction.

(2)	Paragraph (1) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 days of commencement.

(H)	Creditors' process
Any expropriation, attachment, sequestration, distress, diligence, or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor, the Servicer, the Collections Account Holder, the Transferor or any other member of the Cabot Restricted Group and is not discharged within 20 days.

(I)	Authorisations
An Obligor, the Collections Account Holder, the Servicer or the Transferor defaults in the performance or observance of its undertaking pursuant to Clause 22.1

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(Authorisations) where such loss (i) has a Material Adverse Effect or (ii) is a loss of Authorisation to service (in the case of the Servicer) or to hold legal title to any Receivable or any Class of Receivables in the Portfolio (in the case of the Transferor or the Borrower).

(J)	Unlawfulness and invalidity

(1)
It is or becomes unlawful for an Obligor, the Collections Account Holder, the Servicer or the Transferor to perform or comply with any of its obligations under the Transaction Documents or any Security created or expressed to be created by the Security Documents ceases to be effective or any subordination created under the Security Trust Deed or the Servicing and Cash Management Agreement is or becomes unlawful in each case in a manner which materially adversely affects the interests of the Senior Lenders under the Finance Documents.

(2)
Any obligation or obligations of an Obligor, the Collections Account Holder, the Servicer or the Transferor under the Transaction Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively has a Material Adverse Effect.

(3)
Any Transaction Document ceases to be in full force and effect or any Security or subordination created under the Security Trust Deed or Servicing and Cash Management Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to those agreements (other than a Finance Party) to be ineffective.

(K)	Repudiation and rescission of agreements
An Obligor, the Collections Account Holder, the Transferor or the Servicer rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document or any Security.

(L)	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment, decree, or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against an Obligor, the Collections Account Holder, the Servicer, or the Transferor or against their respective assets which have or are likely to have a Material Adverse Effect.

(M)	Validity of Security
The Security ceases to be in full force and effect or no longer constitutes a first priority interest in the relevant assets, subject to the Existing Security.

(N)	Servicer Termination Event
The termination of the Servicer pursuant to clause 26.1 (Servicer Defaults) of the Servicing and Cash Management Agreement save in circumstances where a Standby Servicer is appointed within 10 Business days of that termination.

(O)	VAT Liabilities

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The group liability of the Cabot VAT Group exceeds £1,000,000 in respect of any period of three consecutive months and the VAT Recovery Rate in respect of that period of three consecutive months is below 25%. This paragraph (O) shall not have effect in respect of any period during which the Borrower is not a member of the Cabot VAT Group.

(P)	Cap Agreement
Any Cap Agreement is terminated and a replacement Cap Agreement is not put into place within 30 days of such termination in compliance with the Minimum Hedging Requirements.

23.2	Realisation of underlying assets upon redemption
In the event of the Security becoming enforceable, the Security Trustee shall, but in each case without any liability as to the consequence of such action and without having regard to the effect of, or being required to account for, such action to the Secured Creditors in relation to the Senior Facility, have the right to enforce its rights under the Security Documents and any supplemental security document (including the appointment of a Receiver) in relation to the Secured Property or any part thereof, subject to the Security Trustee being requested and/or directed by the Senior Agent and subject also to it having been indemnified and/or secured and/or prefunded to its satisfaction.

23.3	Acceleration
On and at any time after the occurrence of a Senior Facility Event of Default the Senior Agent may, and shall if so directed by the Majority Senior Lenders by notice to the Borrower (with a copy to Holdco, the Collections Account Holder, the Security Trustee and the Calculation Agent):

(A)	cancel the Senior Total Commitments whereupon they shall immediately be cancelled; and/or

(B)
declare that all or part of the Senior Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(C)
declare that all or part of the Senior Loan be payable on demand, at which time it shall immediately become payable on demand by the Senior Agent on the instructions of the Majority Senior Lenders; and/or

(D)	exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Transaction Documents; and/or

(E)	instruct the Security Trustee to deliver an Enforcement Notice.

23.4	Security Trustee not bound
The Security Trustee shall not, and shall not be bound to, take any such proceedings, actions or steps as are contemplated by any provision of this Agreement or any other proceedings, actions or steps pursuant to or in connection with this Agreement, unless directed or requested to do so by the Senior Agent, and then only if it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

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24.	CHANGES TO THE SENIOR LENDERS

24.1	Assignments and transfers by the Senior Lenders
Subject to this Clause 24 and to Clause 25 (Restriction on Debt Purchase Transactions), a Senior Lender (the "Existing Senior Lender") may:

(A)	assign any of its rights; or

(B)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Senior Lender") at any time after the Closing Date.

24.2	Conditions of assignment or transfer

(A)
The consent of the Transferor is required for an assignment or transfer by an Existing Senior Lender (unless such assignment or transfer is made at a time when a Senior Facility Event of Default has occurred) if the assignment or transfer is to an entity specified on the Excluded Lender List.

(B)	Subject to paragraph (D) below, a transfer or assignment will only be effective on:

(1)
receipt by the Borrower and the Senior Agent of a copy of a duly completed Transfer Certificate or Assignment Agreement pursuant to which the New Senior Lender will become a Senior Lender under the Senior Facility Agreement;

(2)
in the case of an assignment, receipt by the Senior Agent of written confirmation from the New Senior Lender (in form and substance satisfactory to the Senior Agent) that the New Senior Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Senior Lender; and

(3)
performance by the Senior Agent and the Security Trustee of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment or transfer to a New Senior Lender, the completion of which the Senior Agent shall promptly notify to the Existing Senior Lender and the New Senior Lender.

(C)	An assignment or transfer of part of a Senior Lender's participation must be in a minimum amount of £1,000,000.

(D)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(E)	If:

(1)	a Senior Lender assigns or transfers any of its rights or obligations under the Transaction Documents; and

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(2)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Senior Lender under Clause 13 (Tax) or Clause 14 (Increased Costs), then the New Senior Lender is only entitled to receive payment under those Clauses to the same extent as the Existing Senior Lender would have been if the assignment, transfer or change had not occurred.

(F)
Each New Senior Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Senior Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Senior Lender or Senior Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Senior Lender would have been had it remained a Senior Lender.

24.3	Assignment or transfer fee
Unless the Senior Agent otherwise agrees, the New Senior Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Senior Agent (for its own account) a fee of £2,500.

24.4	Limitation of responsibility of Existing Senior Lenders

(A)	Unless expressly agreed to the contrary, an Existing Senior Lender makes no representation or warranty and assumes no responsibility to a New Senior Lender for:

(1)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(2)	the financial condition of any Obligor, Servicer or the Transferor;

(3)	the performance and observance by any Obligors, the Servicer and the Transferor of its obligations under the Transaction Documents or any other documents; or

(4)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

(B)	Each New Senior Lender confirms to the Existing Senior Lender and the other Finance Parties that it:

(1)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors, the Servicer and the Transferor and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Senior Lender in connection with any Transaction Document; and

(2)
will continue to make its own independent appraisal of the creditworthiness of the Obligors, the Servicer and the Transferor and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

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(C)	Nothing in any Finance Document obliges an Existing Senior Lender to:

(1)	accept a re-transfer or re-assignment from a New Senior Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(2)
support any losses directly or indirectly incurred by the New Senior Lender by reason of the non-performance by the Borrower, Servicer or the Transferor of obligations under the Transaction Documents or otherwise.

24.5	Procedure for transfer

(A)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (C) below when the Senior Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Senior Lender and the New Senior Lender. The Senior Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(B)
The Senior Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Senior Lender and the New Senior Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Senior Lender.

(C)	Subject to Clause 24.7 (Pro rata interest settlement), on any Business Day:

(1)
to the extent that in the Transfer Certificate the Existing Senior Lender seeks to transfer by novation its rights and obligations under the Transaction Documents the Borrower and the Existing Senior Lender shall be released from further obligations towards one another under the Transaction Documents and their respective rights against one another under the Transaction Documents shall be cancelled (being the "Discharged Rights and Obligations");

(2)
the Borrower and the New Senior Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Senior Lender have assumed and/or acquired the same in place of the Borrower and the Existing Senior Lender, respectively;

(3)
the Senior Agent, the New Senior Lender and other Senior Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Senior Lender been an Original Senior Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Senior Agent and the Existing Senior Lender shall each be released from further obligations to each other under the Transaction Documents; and

(4)	the New Senior Lender shall become a Party as a Senior Lender.

24.6	Procedure for assignment

(A)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (C) below when the Senior

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Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Senior Lender and the New Senior Lender. The Senior Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(B)
The Senior Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Senior Lender and the New Senior Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Senior Lender.

(C)	On the Transfer Date:

(1)	the Existing Senior Lender will assign absolutely to the New Senior Lender its rights under the Transaction Documents expressed to be the subject of the assignment in the Assignment Agreement;

(2)	the Existing Senior Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement; and

(3)	the New Senior Lender shall become a Party as a Senior Lender and will be bound by obligations equivalent to the Relevant Obligations.

(D)
Senior Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Transaction Documents (but not, without the consent of the Borrower or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Senior Lenders nor the assumption of equivalent obligations by a New Senior Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7	Pro rata interest settlement

(A)
If the Senior Agent has notified the Senior Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Senior Lenders and New Senior Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(1)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Senior Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Senior Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(2)	the rights assigned or transferred by the Existing Senior Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(a)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Senior Lender; and

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(b)
the amount payable to the New Senior Lender on that date will be the amount which would, but for the application of this Clause 24.7, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.8	Copy of Transfer Certificate or Assignment Agreement to the Borrower
The Senior Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

25.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

25.1	No Obligor shall enter into any Debt Purchase Transaction, and the Cabot Parties shall procure that no member of the Cabot Group enters into a Debt Purchase Transaction.

25.2	Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(A)	For so long as a Sponsor Affiliate:

(1)	beneficially owns a Senior Commitment; or

(2)
has entered into a sub-participation agreement relating to a Senior Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(a)	the Majority Senior Lenders; or

(b)	whether:

(i)	any given percentage (including for the avoidance of doubt, unanimity) of the Senior Total Commitments; or

(ii)	the agreement of any specified group of Senior Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Senior Lender for the purposes of paragraphs (a) and (b) above (unless in the case of a person not being a Sponsor Affiliate it is a Senior Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(B)
Each Senior Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Senior Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part 1 of Schedule 10 (Forms of Notifiable Debt Purchase Transaction Notice).

(C)	A Senior Lender shall promptly notify the Senior Agent if a Notifiable Debt Purchase Transaction to which it is party:

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(1)	is terminated; or

(2)	ceases to be with a Sponsor Affiliate, such notification to be substantially in the form set out in Part 2 of Schedule 10 (Forms of Notifiable Debt Purchase Transaction Notice).

25.3	Each Sponsor Affiliate that is a Senior Lender agrees that:

(A)
in relation to any meeting or conference call to which all the Senior Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Senior Agent or, unless the Senior Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(B)
in its capacity as Senior Lender, unless the Senior Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Senior Agent or one or more of the Senior Lenders.

25.4	Sponsor Affiliates' notification to other Senior Lenders of Debt Purchase Transactions
Any Sponsor Affiliate which is or becomes a Senior Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Senior Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Senior Agent shall promptly disclose such information to the Senior Lenders.

26.	CHANGES TO THE OBLIGORS
The Obligors may not assign any of their rights or transfer any of their rights and obligations under the Finance Documents other than as explicitly permitted by the Security Documents.

27.	ROLE OF THE SENIOR AGENT

27.1	Appointment of the Senior Agent

(A)	Each of the Senior Lenders appoints the Senior Agent to act as its agent under and in connection with the Transaction Documents.

(B)
Each of the Senior Lenders authorises the Senior Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Senior Agent under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Duties of the Senior Agent

(A)	Subject to paragraph (B) below, the Senior Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Senior Agent for that Party by any other Party.

(B)	Without prejudice to Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), paragraph (A) above shall not apply to any Transfer Certificate or Assignment Agreement.

(C)	The Senior Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

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(D)
If the Senior Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(E)
If the Senior Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Senior Agent or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(F)	The Senior Agent's duties under the Transaction Documents are solely mechanical and administrative in nature.

(G)
If the Senior Agent receives instructions from the Majority Senior Lenders (or all the Senior Lenders where appropriate under the Finance Documents) to give directions to the Borrower, it shall promptly give directions to the Borrower pursuant to, and in accordance, with such instructions received by it.

(H)
Each of the parties to this Agreement agrees that the Senior Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Transaction Documents to which the Senior Agent is expressed to be a party (and no others shall be implied).

27.3	No fiduciary duties

(A)	Nothing in any Transaction Document constitutes the Senior Agent as a trustee or fiduciary of any other person.

(B)	The Senior Agent shall not be bound to account to any Senior Lender for any sum or the profit element of any sum received by it for its own account.

27.4	Rights and discretions of the Senior Agent

(A)	The Senior Agent may:

(1)	rely on any communication, certificate, report, representation, notice or document believed by it to be genuine, correct and appropriately authorised;

(2)
rely on a certificate from any person (i) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (ii) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of (i) above, may assume the truth and accuracy of that certificate.

(B)	The Senior Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Senior Lenders) that:

(1)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1(A) (Non payment));

(2)	any right, power, authority or discretion vested in any Party or any group of Senior Lenders has not been exercised;

(3)	any notice or request made by an Obligor (other than an Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and

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(4)	no Notifiable Debt Purchase Transaction:

(a)	has been entered into;

(b)	has been terminated; or

(c)	has ceased to be with a Sponsor Affiliate.

(C)
The Senior Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. Without prejudice to the preceding sentence or the following sentence, the Senior Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Senior Agent (and so separate from any lawyers instructed by the Senior Lenders) if the Senior Agent in its reasonable opinion deems this to be desirable. The Senior Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Senior Agent or any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(D)	The Senior Agent may act in relation to the Transaction Documents through its officers, employees and agents and the Senior Agent shall not:
(1)    be liable for any error of judgment made by any such person; or

(2)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Senior Agent’s own gross negligence or wilful misconduct.

(E)	The Senior Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(F)
Notwithstanding any other provision of any Transaction Document to the contrary, the Senior Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(G)	Without prejudice to the generality of paragraph (E) above, the Senior Agent:

(1)	may disclose; and

(2)	on the written request of the Borrower or the Majority Senior Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Senior Lender to the Borrower and to the other Finance Parties.

(H)
Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, the Senior Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for such risk or liability is not reasonably assured to it.

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(I)	The Senior Agent may obtain deposits from, lend money to and generally engage in any kind of banking or other business with the Obligors.

27.5	Majority Senior Lenders' instructions

(A)	The Senior Agent shall:

(1)
subject to paragraphs (G) and (H) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Senior Agent only in accordance with any instructions given to it by:

(a)	all the Senior Lenders if the relevant Finance Document stipulates the matter is an all Senior Lender decision; and

(b)	in all other cases, the Majority Senior Lenders; and

(2)	shall not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (1) above.

(B)
The Senior Agent may refrain from acting in accordance with the instructions of the Majority Senior Lenders (or, if appropriate the Senior Lenders) until it has received such security and/or indemnity and/or pre-funding as it may in its discretion require for any cost, loss or liability (together with any associated VAT) (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with the instructions.

(C)
The Senior Agent is not authorised to act on behalf of a Senior Lender (without first obtaining that Senior Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (C) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or Security Documents.

(D)	Subject to Clause 30.5(A) (Impaired Agent) each Senior Lender shall deal with the Security Trustee exclusively through the Senior Agent.

(E)
The Senior Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Senior Lenders (or, if the relevant Transaction Document stipulates it is a matter for all the Senior Lenders, all the Senior Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities, determinations, approvals, satisfactions, opinions and discretions and the Senior Agent may refrain from acting unless and until those instructions or clarifications are received by it.

(F)
Save in the case of decisions stipulated to be a manner for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Senior Agent by the Majority Senior Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Trustee.

(G)
If the Senior Agent is requested to act by the Majority Senior Lenders or, as the case may be, all Senior Lenders on instructions or directions delivered by fax, email or other unsecured method of communication, the Senior Agent shall have:

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(1)
no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact a person authorised to give instructions or directions on behalf of the Majority Senior Lenders or, as the case may be, all Senior Lenders; and

(2)
no liability for any losses, liabilities, costs or expenses incurred or sustained by the Majority Senior Lenders or, as the case may be, all Senior Lenders, as a result of such reliance upon or compliance with such instructions or directions.

(H)	In acting or refraining from acting in accordance with the provisions of this Clause 27.5, the Senior Agent shall assume that:

(1)
any instructions received by it from the Majority Senior Lenders (or, if appropriate, the Senior Lenders) are duly given by or on behalf of the Majority Senior Lenders (or, if appropriate, the Senior Lenders) in accordance with the terms of the Finance Documents; and

(2)
unless it has received actual written notice of revocation, that any instructions or directions given by the Majority Senior Lenders (or, if appropriate, the Senior Lenders) have not been revoked and no revocation of any such instructions by the Majority Senior Lenders (or, if appropriate, the Senior Lenders) shall affect any action taken by the Senior Agent in reliance upon such instruction or direction prior to actual receipt of the notice of revocation.

27.6	Responsibility for documentation
The Senior Agent is not:

(A)
responsible or liable for the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Senior Agent, any Obligor or any other person given in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(B)
responsible or liable for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security; or

(C)
responsible or liable for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.7	No duty to monitor
The Senior Agent shall not be bound to enquire:

(A)	whether or not any Default has occurred;

(B)	as to the performance, default or any breach by any Party of its obligations under any Transaction Document; or

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(C)	whether any other event specified in any Transaction Document has occurred.

27.8	Exclusion of liability

(A)
Without limiting paragraph (B) below (and without prejudice to the provisions of paragraph (E) of Clause 30.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Senior Agent), the Senior Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by or in connection with any Transaction Document, the Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security; or (iii) without prejudice to the generality of (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on fraud of the Senior Agent) arising as a result of (a) any act, event or circumstance not reasonably within its control; or (b) the general risks of investment in, or the holding of assets in any jurisdiction including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third-party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(B)
No Party (other than the Senior Agent) may take any proceedings against any officer, employee or agent of the Senior Agent in respect of any claim it might have against the Senior Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, Transaction Document or Security Document and any officer, employee or agent of the Senior Agent may rely on this Clause 27.8, subject to Clause 1.5 (Third-Party Rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(C)
The Senior Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Senior Agent if the Senior Agent has taken all necessary steps to promptly comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Senior Agent for that purpose.

(D)
Nothing in this Agreement shall oblige the Senior Agent to carry out (i) any "know your customer" or other checks in relation to any person or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Senior Lender, or for any Affiliate of any Lender, on behalf of any Senior Lender and each Senior Lender confirms to the Senior Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Senior Agent.

(E)	Without prejudice to any provision of any Transaction Document excluding or limiting the Senior Agent's liability, any liability of the Senior Agent arising under or in

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connection with any Transaction Document or the Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Senior Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Senior Agent at any time which increase the amount of that loss. In no event shall the Senior Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Senior Agent has been advised of the possibility of such loss or damages.

27.9	Senior Agent's management time
Any amount payable to the Senior Agent under Clause 15.3 (Indemnity to the Senior Agent), Clause 17 (Costs and Expenses) and Clause 27.10 (Senior Lenders' indemnity to the Senior Agent and Security Trustee) shall include the cost of utilising the Senior Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Senior Agent may notify to the Obligors and the Senior Lenders, and is in addition to any fee paid or payable to the Senior Agent under Clause 11 (Fees).

27.10	Senior Lenders' indemnity to the Senior Agent and Security Trustee
Each Senior Lender shall (in proportion to its share of the Senior Total Commitments or, if the Senior Total Commitments are then zero, to its share of the Senior Total Commitments immediately prior to their reduction to zero) indemnify the Senior Agent, the Security Trustee and every Receiver and every Delegate within 3 Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Senior Agent's own gross negligence or wilful misconduct or, as applicable, the Security Trustee's, such Receiver's or such Delegate's own gross negligence, wilful misconduct or fraud) in acting as Senior Agent or (as applicable) Security Trustee, or Receiver or Delegate under, or exercising any authority conferred under the Transaction Documents (unless the Senior Agent has been reimbursed by the Borrower pursuant to a Transaction Document).
The indemnities in this Clause 27.10 shall survive the termination or expiry of this Agreement and the removal or resignation of the Senior Agent or the Security Trustee (as applicable).

27.11	Resignation of the Senior Agent

(A)	The Senior Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(B)
Alternatively, the Senior Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Senior Lenders (after consultation with the Borrower) may appoint a successor Senior Agent.

(C)
If the Majority Senior Lenders have not appointed a successor Senior Agent in accordance with paragraph (B) above within 20 days after notice of resignation was given, the retiring Senior Agent (after consultation with the Borrower) may appoint a successor Senior Agent.

(D)
If the Senior Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Senior Agent is entitled to appoint a successor Senior Agent under paragraph (C) above, the Senior Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Senior Agent to become a party to this Agreement as Senior Agent)

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agree with the proposed successor Senior Agent amendments to this Clause 27.11 and any other term of this Agreement dealing with the rights or obligations of the Senior Agent consistent with the current market practice for the appointment and protection of corporate trustees, together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Senior Agent's normal fee rates and those amendments will bind the Parties.

(E)
The retiring Senior Agent shall (at the expense of (i) the Senior Lenders (or the Senior Agent if it is an Impaired Agent) if the retiring agent is resigning in accordance with Clause 27.11(A) and (ii) in all other cases at the expense of the Borrower) make available to the successor Senior Agent such documents and records and provide such assistance as the successor Senior Agent may reasonably request for the purposes of performing its functions as Senior Agent under the Finance Documents and Security Documents. The Borrower shall, on the immediately succeeding Payment Date falling after the immediately succeeding Determination Date falling after the date of demand, reimburse the retiring Senior Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(F)	The Senior Agent's resignation notice shall only take effect upon the appointment of a successor.

(G)
Upon the appointment of a successor, the retiring Senior Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under paragraph (E) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Senior Agent) and this Clause 27. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(H)
The Senior Agent shall resign in accordance with paragraph (B) above if on or after the date which is 3 months before the earliest FATCA Application Date relating to any payment to the Senior Agent under the Finance Documents, either:

(1)
the Senior Agent fails to respond to a request under Clause 13.7 (FATCA Information) and the Borrower or a Senior Lender reasonably believes that the Senior Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(2)
the information supplied by the Senior Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Senior Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(3)	the Senior Agent notifies the Borrower and the Senior Lenders that the Senior Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Borrower or a Senior Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Senior Agent were a FATCA Exempt Party, and the Borrower or that Senior Lender, by notice to the Senior Agent, requires it to resign.

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27.12	Replacement of the Senior Agent

(A)
After consultation with the Borrower, the Majority Senior Lenders may, by giving 30 days' notice to the Senior Agent (or, at any time the Senior Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Senior Lenders) replace the Senior Agent by appointing a successor Senior Agent.

(B)
The retiring Senior Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Senior Lenders) make available to the successor Senior Agent such documents and records and provide such assistance as the successor Senior Agent may reasonably request for the purposes of performing its functions as Senior Agent under the Finance Documents.

(C)
The appointment of the successor Senior Agent shall take effect on the date specified in the notice from the Majority Senior Lenders to the retiring Senior Agent. As from this date, the retiring Senior Agent shall be discharged from any further obligation in respect of the Finance Documents and Security Documents (other than its obligations under paragraph (B) above but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Senior Agent) and this Clause 27).

(D)	Any successor Senior Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.13	Confidentiality

(A)
In acting as agent for the Finance Parties, the Senior Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(B)
If information is received by another division or department of the Senior Agent, it may be treated as confidential to that division or department and the Senior Agent shall not be deemed to have notice of it.

27.14	Relationship with the Senior Lenders

(A)
Subject to Clause 24.7 (Pro rata interest settlement), the Senior Agent may treat the person shown in its records as Senior Lender at the opening of business on any day (in the place of the Senior Agent's principal office as notified to the Finance Parties from time to time) as the Senior Lender:

(1)	entitled to or liable for any payment due under any Finance Document on that day; and

(2)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document or Security Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Senior Lender to the contrary in accordance with the terms of this Agreement.

(B)
Any Senior Lender may by notice to the Senior Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Senior Lender under the Transaction Documents. Such notice shall

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contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 17 (Notices) of the Common Terms and Schedule 3 (Notices Details) of the Master Framework Agreement) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Senior Lender for the purposes of clause 17 (Notices) of the Common Terms. The Senior Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Senior Lender.

27.15	Regulatory Position
The Senior Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Senior Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to an Obligor in its capacity as Senior Agent.

27.16	Money held as banker
The Senior Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

27.17	Abatement of Fees
The fees, commissions and expenses payable to the Senior Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Senior Agent (or by any of its associates) in connection with any transaction effected by the Senior Agent with or for the Senior Lenders or any Obligor.

27.18	Credit appraisal by the Senior Lenders
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Transaction Document, each Senior Lender confirms to the Senior Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(A)	the financial condition, status and nature of the Borrower;

(B)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security;

(C)
whether that Senior Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or the Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

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(D)
the adequacy, accuracy or completeness of any other information provided by the Senior Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(E)
the right or title of any person in or to, or the value or sufficiency of any part of the Secured Property, the priority of any of the Security or the existence of any security affecting the Secured Property.

27.19	Deduction from amounts payable by the Senior Agent
If any Party owes an amount to the Senior Agent under the Finance Documents the Senior Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Senior Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(A)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(B)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(C)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	SHARING AMONG THE FINANCE PARTIES

29.1	Payments to Finance Parties
If a Finance Party (other than the Security Trustee) (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(A)	the Recovering Finance Party shall, within five Business Days, notify details of the receipt or recovery to the Senior Agent;

(B)
the Senior Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Senior Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Senior Agent in relation to the receipt, recovery or distribution; and

(C)
the Recovering Finance Party shall, within five Business Days of demand by the Senior Agent, pay to the Senior Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Senior Agent determines may be retained by the

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Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

29.2	Redistribution of payments
The Senior Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 30.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

29.3	Recovering Finance Party's rights
On a distribution by the Senior Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

29.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(A)
each Sharing Finance Party, other than the Security Trustee shall, upon request of the Senior Agent, pay to the Senior Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(B)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

29.5	Exceptions

(A)
This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29.5, have a valid and enforceable claim against the relevant Obligor.

(B)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(1)	it notified that other Finance Party of the legal or arbitration proceedings; and

(2)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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30.	PAYMENT MECHANICS

30.1	Payments to the Senior Agent

(A)
On each date on which an Obligor or a Senior Lender is required to make a payment under a Finance Document, that Obligor or Senior Lender shall make the same available to the Senior Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Senior Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Senior Agent, in each case, specifies.

30.2	Distributions by the Senior Agent
Each payment received by the Senior Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback), be made available by the Senior Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Senior Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

30.3	Distributions to an Obligor
The Senior Agent may, with the consent of the Obligor, apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

(A)
Where a sum is to be paid to the Senior Agent under the Finance Documents for another Party, the Senior Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)
If the Senior Agent pays an amount to another Party and it proves to be the case that the Senior Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Senior Agent shall on demand refund the same to the Senior Agent together with interest on that amount from the date of payment to the date of receipt by the Senior Agent, calculated by the Senior Agent to reflect its cost of funds.

30.5	Impaired Agent

(A)
If, at any time, the Senior Agent becomes an Impaired Agent, the Borrower or a Senior Lender which is required to make a payment under the Finance Documents to the Senior Agent in accordance with Clause 30.1 (Payments to the Senior Agent) may instead either:

(1)	pay that amount directly to the required recipient(s); or

(2)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount directly to the required recipient(s), pay that amount or the

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relevant part of that amount to an interest-bearing account held with a bank or financial institution with a Minimum Account Bank Rating and in relation to which no insolvency proceedings have occurred and is continuing, in the name of the Borrower or the Senior Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties").
In each case such payments must be made on the due date for payment under the Finance Documents.

(B)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(C)
A Party which has made a payment in accordance with this Clause 30.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(D)
Promptly upon the appointment of a successor Senior Agent in accordance with Clause 27.12 (Replacement of the Senior Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (E) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Senior Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 30.2 (Distributions by the Senior Agent).

(E)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(1)	that it has not given an instruction pursuant to paragraph (D) above; and

(2)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

30.6	Partial payments

(A)
If the Senior Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Senior Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(1)	first, in or towards payment pro rata of any unpaid fees, costs and expenses and in discharging any sums owing to the Security Trustee or the Senior Agent under the Transaction Documents;

(2)	second, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents;

(3)	third, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 15 (Other Indemnities); and

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(4)	fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)	The Senior Agent shall, if so directed by the Majority Senior Lenders, vary the order set out in paragraphs (A)(2) and (3) above.

(C)	Paragraphs (A) and (B) above will override any appropriation made by an Obligor.

30.7	No set-off by the Borrower
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8	Business Days

(A)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

(B)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9	Currency of account

(A)	Subject to paragraphs (B) and (C) below, sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(B)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(C)	Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

30.10	Change of currency

(A)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(1)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Senior Agent (after consultation with the Borrower); and

(2)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Senior Agent (acting reasonably).

(B)
If a change in any currency of a country occurs, this Agreement will, to the extent the Senior Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

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30.11	Disruption to Payment Systems etc.
If either the Senior Agent determines (in its discretion) that a Disruption Event has occurred or the Senior Agent is notified by the Borrower that a Disruption Event has occurred:

(A)
the Senior Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Senior Facility as the Senior Agent may deem necessary in the circumstances;

(B)
the Senior Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (A) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(C)
the Senior Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (A) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(D)
any such changes agreed upon by the Senior Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of paragraph 8 (Amendment) of Schedule 2 (Common Terms) to the Master Framework Agreement;

(E)
the Senior Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Senior Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.11; and

(F)	the Senior Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (D) above.

30.12	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Creditor, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Creditor shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

31.	SET-OFF

31.1
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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32.	AMENDMENTS AND WAIVERS

32.1	Required consents

(A)
Subject to Clause 32.2 (All Senior Lender matters) and paragraph (E) below, any term of the Transaction Documents or Security Document may be amended or waived only with the consent of the Majority Senior Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(B)	The Senior Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

(C)
Without prejudice to the generality of paragraphs (C), (D) and (E) of Clause 27.4 (Rights and discretions of the Senior Agent), the Senior Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(D)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 32.1 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (D), require the consent of Holdco.

(E)
An amendment or waiver which relates to the rights or obligations of the Senior Agent, the Security Trustee or the Calculation Agent (each in their capacity as such) may not be effected without the consent of the Senior Agent, the Security Trustee or the Calculation Agent, as the case may be.

32.2	All Senior Lender matters
Notwithstanding Clause 32.1 (Required consents), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to any term of any Finance Document or Security Document, that has the effect of changing or which relates to:

(A)	the definition of "Majority Senior Lenders";

(B)	any change to the date of payment of any amount under the Finance Documents;

(C)	a reduction in the Margin, Step-Up Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(D)	a change in currency of payment of any amount under the Finance Documents;

(E)
an increase in any Commitment or the Senior Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Senior Lenders rateably under the relevant Facility;

(F)	any amendment to the Priorities of Payments;

(G)	a change to an Obligor;

(H)
the release of any Secured Property unless permitted under this Agreement or any other Finance Document or Security Document or relating to a sale or disposal of an asset which is Secured Property where such sale or disposal is expressly permitted under this Agreement or any other Finance Document or Security Document; or

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(I)	any provision of the CRR Undertaking;

(J)	any provision which expressly requires the consent of all the Senior Lenders;

(K)	Clause 2.2 (Finance Parties' rights and obligations), Clauses 8.1 (Mandatory prepayment – illegality) and Clause 24 (Changes to the Senior Lenders);

(L)	Paragraph 26 (Governing Law) or paragraph 27 (Jurisdiction) in the Common Terms;

(M)	(other than as expressly permitted by the provisions of any Finance Document or Security Document) the nature or scope of:

(1)	the Secured Property; and/or

(2)	the manner in which the proceeds of enforcement of any Security is distributed,
(except in the case of paragraphs (1) and (2) above, insofar as it relates to a sale or disposal of any Secured Property where such sale or disposal is expressly permitted under this Agreement or any other Finance Document or Security Document);
shall not be made, or given, without the prior consent of all the Senior Lenders.

32.3	Disenfranchisement of Defaulting Senior Lenders

(A)	For so long as a Defaulting Senior Lender has any Available Commitment, in ascertaining:

(1)	the Majority Senior Lenders; or

(2)	whether:

(a)	any given percentage (including, for the avoidance of doubt, unanimity) of the Senior Total Commitments under the Senior Facility; or

(b)	the agreement of any specified group of Senior Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Senior Lenders under the Transaction Documents, that Defaulting Senior Lender's Available Commitments under the Senior Facility will be reduced to zero and that Defaulting Senior Lender shall be deemed not to be a Senior Lender for the purposes of paragraphs (a) and (b) above.

(B)	For the purposes of this Clause 32.3, the Senior Agent may assume that the following Senior Lenders are Defaulting Senior Lenders:

(1)	any Senior Lender which has notified the Senior Agent that it has become a Defaulting Senior Lender;

(2)	any Senior Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Senior Lender" has occurred,

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unless it has received notice to the contrary from the Senior Lender concerned (together with any supporting evidence reasonably requested by the Senior Agent) or the Senior Agent is otherwise aware that the Senior Lender has ceased to be a Defaulting Senior Lender.

32.4	Replacement of a Defaulting Senior Lender

(A)
The Borrower may, at any time a Senior Lender has become and continues to be a Defaulting Senior Lender, by giving five Business Days' prior written notice to the Senior Agent and such Senior Lender, replace such Senior Lender by requiring such Senior Lender to (and, to the extent permitted by law, such Senior Lender shall) transfer pursuant to Clause 24 (Changes to the Senior Lenders) all (and not part only) of its rights and obligations under this Agreement to another Senior Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Senior Lender") selected by the Borrower, which is acceptable to the Borrower and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Senior Lender in accordance with Clause 24 (Changes to the Senior Lenders) for a purchase price in cash payable at the time of transfer which is either:

(1)
in an amount equal to the outstanding principal amount of such Senior Lender's Commitment and all accrued interest (without prejudice to Clause 24.7 (Pro rata interest settlement)), fees, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(2)	in an amount agreed between that Defaulting Senior Lender, the Replacement Senior Lender and the Borrower and which does not exceed the amount described in paragraph (1) above.

(B)	Any transfer of rights and obligations of a Defaulting Senior Lender pursuant to this Clause 32.4 shall be subject to the following conditions:

(1)	the Borrower shall have no right to replace the Senior Agent or Security Trustee;

(2)	neither the Senior Agent nor the Defaulting Senior Lender shall have any obligation to the Borrower to find a Replacement Senior Lender;

(3)	the transfer must take place no later than 30 days after the notice referred to in paragraph (A) above;

(4)
in no event shall the Defaulting Senior Lender be required to pay or surrender to the Replacement Senior Lender any of the fees received by the Defaulting Senior Lender pursuant to the Finance Documents; and

(5)
the Defaulting Senior Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (A) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Senior Lender.

(C)
The Defaulting Senior Lender shall perform the checks described in sub-paragraph (B)(5) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (A) above and shall notify the Senior Agent and the Borrower when it is satisfied that it has complied with those checks.

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33.	CONFIDENTIAL INFORMATION

33.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(A)
to any of its Affiliates and any of its or their officers, directors, employees, contingent workers, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)	to any person:

(1)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents or which succeeds (or which may potentially succeed) it as Senior Agent or Security Trustee and, in each case, to any of that person's Affiliates, Representatives and professional advisers;

(2)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or one or more Borrowers and to any of that person's Affiliates, Representatives and professional advisers;

(3)
appointed by any Finance Party or by a person to whom paragraphs (1) or (2) above applies to receive communications, notices, information or documents delivered pursuant to the Transaction Documents on its behalf (including, without limitation, any person appointed under paragraph (B) of Clause 27.14 (Relationship with the Senior Lenders));

(4)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (1) or (2) above;

(5)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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(6)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(7)	who is a Party;

(8)	who may be a potential successor Servicer; or

(9)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(a)
in relation to paragraphs (1), (2), (3) and (8) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(b)
in relation to paragraph (4) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price sensitive information;

(C)
to any person appointed by that Finance Party or by a person to whom paragraph (1) or (2) above applies to provide administration or settlement services in respect of one or more of the Transaction Documents including without limitation, in relation to the trading of participations in respect of the Transaction Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (C) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

33.3
This Clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

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SCHEDULE 1

The Original Parties
Part 1

The Obligors

Name of Borrower	Registration number (or equivalent, if any)
Cabot Securitisation UK Limited	10865360

Name of Obligor	Registration number (or equivalent, if any)
Cabot Securitisation UK Holdings Limited	10865090

Part 2

The Original Senior Lenders

Name of Original Senior Lender	Commitment	Treaty Passport reference number	Jurisdiction of tax residence
Goldman Sachs International Bank	£260,000,000	N/A	United Kingdom

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SCHEDULE 2

Conditions Precedent
Part A
Conditions Precedent to Initial Utilisation

1.	Corporate Formalities

(A)	A copy of the constitutional documents of each of the Obligors, the Servicer, the Collections Account Holder, the Sponsor and the Transferor.

(B)	A copy of a resolution of the board of directors of each of the Obligors, the Servicer, the Collections Account Holder, the Sponsor and the Transferor:

(1)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

(2)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.

(C)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (B) above.

(D)
A certificate of an authorised signatory of each of the Obligors, the Collections Account Holder, the Sponsor, the Servicer and the Transferor certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(E)	A Solvency Certificate signed by each of each of the Obligors, the Collections Account Holder, the Sponsor, the Servicer and the Transferor.

2.	Transaction Documents

(A)	A copy of each signed English Transaction Document.

(B)	A copy of the duly executed:

(1)	Scottish Declaration of Trust to be delivered to the Purchaser on the Initial Purchase Date pursuant to clause 4.1 (Sale and Purchase of Receivables) of the Receivables Sale Agreement; and

(2)	Assignation in Security relative to the said Scottish Declaration of Trust.

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3.	Legal opinions

(A)	A legal opinion of Jones Day, addressed to the Finance Parties as English legal advisers to the Original Senior Lender with respect to enforceability of the Transaction Documents and tax.

(B)	An opinion of White & Case LLP, addressed to the Finance Parties with respect to European Union risk retention.

(C)	A legal opinion of White & Case LLP, addressed to the Finance Parties with respect to capacity of each of the Obligors, the Servicer and the Transferor.

(D)	A legal opinion of Brodies LLP, as Scottish legal advisers to the Senior Lender addressed to the Finance Parties.

4.	Other documents and evidence

(A)	Process Service Agent
Evidence that any Process Service Agent referred to in paragraph 26.6 (Service of Process) of Schedule 2 (Common Terms) of the Master Framework Agreement has accepted its appointment.

(B)	Engagement Letter
The engagement letter to be entered into between Cabot Credit Management Limited and Goldman Sachs International.

(C)	Payment of up-front fees and expenses
The Senior Lenders are satisfied that no later than the first Utilisation Date, payments of the fees described in Clause 11 (Fees) and Clause 17.1 (Transaction expenses) will have been received by the Senior Lenders, the Senior Agent and the Security Trustee.

(D)	Credit Policies and Procedures
Arrears Recovery Policy and the DCA Policies.

(E)	RESERVED

(F)	Miscellaneous
A copy of any other Authorisation or other document, opinion or assurance which the Senior Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(G)	Group Structure Chart
The Group Structure Chart.

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(H)	Know your customer
Completion by each Finance Party of all necessary "know your customer" or similar checks under all applicable laws, regulations and internal policies in relation to each Obligor, the Transferor and the Servicer.

(I)	Internal approvals
All necessary internal approvals of the Original Senior Lender.

(J)	Reports
Approval of monthly data report formats.

(K)	Data Room
Two copies of the Arke/Uniform Data Room as of the date before the date of this Agreement on two USB drives.
Part B
Conditions Precedent to all Utilisations

(A)	Licences
Evidence satisfactory to the Senior Agent (acting on the instructions of the Majority Senior Lenders) that Obligors, the Transferor and the Servicer have all required Authorisations to own their respective assets or service and collect each Receivable (including, for the avoidance of doubt, each Class of Receivables).

(B)	No material adverse change

(1)
No occurrence of any event or circumstance having a material adverse effect on (a) the business, operations or financial condition of either of the Obligors, the Transferor, the Collections Account Holder or the Servicer (b) the ability of each of the Obligors, the Transferor, the Collections Account Holder or the Servicer to perform its respective obligations under any of the Transaction Documents to which it is party, (c) the validity or enforceability of any of the Transaction Documents and/or the ranking or enforceability of any of the Security or (d) the rights and remedies of Senior Lenders under any of the Transaction Documents.

(2)	There shall not have occurred any Material Adverse Effect.

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(C)	Scottish Additional Transaction Documents
In relation to each Utilisation other than the first Utilisation, to the extent that the same have not previously been delivered to the Security Trustee each Supplemental Scottish Declaration of Trust delivered to the Borrower on an Additional Purchase Date occurring on or prior to such Utilisation Date and a Supplemental Assignation in Security in relation to each such Supplemental Scottish Declaration of Trust.

(D)	Purchaser Transaction Account and Cash Collateral Account
Evidence of the opening of the Purchaser Transaction Account and the Cash Collateral Account and a copy of the signing mandate for each such account.

(E)	Notices and other documents under the Security Documents
All other notices or documents required to be served or executed or delivered under the Security Documents, together with acknowledgements thereof.

(F)	Purchase Price
Evidence satisfactory to the Senior Lenders that (i) the Junior Lenders, subject to any netting arrangement between the Transferor and the Borrower, have advanced the balance of the Purchase Price (to the extent to be funded by Utilisations) to which the Utilisation Request relating to the Senior Facility Agreement relates and (ii) that Purchase Price will be paid in full to the Transferor, pursuant to the terms of the Receivables Sale Agreement, immediately following the relevant Utilisation.

(G)	Hedging
Executed copies of each Cap Agreement and evidence of payment by the Borrower of any applicable premium due and payable under any Cap Agreement.

(H)	AuP Report
An AuP Report in respect of any Receivables or Designated Accounts purchased or to be purchased by the Borrower which have not previously been the subject of an AuP Report.

(I)	Miscellaneous
A copy of any other Authorisation or other document, opinion or assurance which the Senior Agent considers to be reasonably necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

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SCHEDULE 3

Utilisation Request
From:    [***]
To:    [***]
Dated:
Dear Sirs
£[***] Senior Facility Agreement dated _______ 2017 (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Senior Loan on the following terms:
Proposed Utilisation Date:    [***] (or, if that is not a Business Day, the next Business Day)
Amount:    £[***] or, if less, the Available Facility

3.	We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Senior Facility Agreement is satisfied on the date of this Utilisation Request.

(A)	No Default is continuing or would result from the proposed Utilisation.

(B)	We confirm that at such time (on the basis that the proposed Utilisation is made and any repayment then due has been made) as the proposed Utilisation Date:

(1)	the Borrowing Base is such that the Utilisation can be made in accordance with Clause 6.3 (Currency and amount);

(2)	the Senior Advance Rate Test is met as at the Cut-Off Date in respect of such proposed Utilisation and will continue to be met immediately after the proposed Utilisation Date.

(C)	The Repeating Representations to be made by the Obligors, the Servicer, the Collections Account Holder and the Transferor are true in all material respects.

(D)	No Trigger Event has occurred and is continuing or would be triggered as a result of a Utilisation.

(E)	Attached at Appendix B is an executed copy of the Receivables Sale Agreement along with each Offer in relation to the proposed Utilisation.

(F)
Subject to any netting arrangement between the Covenantor and the Borrower, the Covenantor has advanced to the Borrower sufficient Junior Loans to ensure that the Covenantor is in compliance with the terms of the CRR Undertaking, and the Covenantor is otherwise in compliance with the terms of the CRR Undertaking and will be in compliance immediately after the proposed Utilisation.

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4.	The proceeds of this Senior Loan should be credited [to the Purchaser Transaction Account].

5.	This Utilisation Request is irrevocable.
Yours faithfully
authorised signatory for
[***]

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SCHEDULE 4

Form of Transfer Certificate
To:    [***] (as "Senior Agent")

From:	[The Existing Senior Lender] (the "Existing Senior Lender") and [The New Senior Lender] (the "New Senior Lender")
Dated:
£[***] Senior Facility Agreement
dated _______ 2017 (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 24.5 (Procedure for transfer):
The Existing Senior Lender and the New Senior Lender agree to the Existing Senior Lender transferring to the New Senior Lender by novation, and in accordance with Clause 24.5 (Procedure for transfer), all of the Existing Senior Lender's rights and obligations under the Agreement and the other Transaction Documents which relate to that portion of the Existing Senior Lender's Commitment and participations in Senior Loans under the Agreement as specified in the Schedule.
The proposed Transfer Date is [***].
The address, fax number, attention details for notices and account details of the New Senior Lender are set out in the Schedule.

3.
The New Senior Lender expressly acknowledges the limitations on the Existing Senior Lender's obligations set out in paragraph (C) of Clause 24.4 (Limitation of responsibility of Existing Senior Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

7.
The New Senior Lender confirms for the benefit of the Borrower that [it is a Qualifying Lender (other than solely by reason of being a Treaty Lender)] OR [it is a Treaty Lender] OR [it is not a Qualifying Lender].*

* Delete as appropriate.

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THE SCHEDULE

Commitment/Rights And Obligations To Be Transferred
[insert relevant details]
[Address, fax number and attention details for notices and account details for payments,]

[Existing Senior Lender]	[New Senior Lender]
By: …………………………………………. [***]	By: ………………………………………….

By: ………………………………………….

This Transfer Certificate is accepted by the Senior Agent and the Transfer Date is confirmed as [***].
[Senior Agent]

By:

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SCHEDULE 5

Form of Assignment Agreement

To:	[***] (as "Senior Agent")

From:	[The Existing Senior Lender] (the "Existing Senior Lender") and [The New Senior Lender] (the "New Senior Lender")
Dated:
£[***] Senior Facility Agreement
dated _______ 2017 (the "Agreement")

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 24.6 (Procedure for assignment) of the Agreement:

2.1
The Existing Senior Lender assigns absolutely to the New Senior Lender all the rights of the Existing Senior Lender under the Agreement, the other Transaction Documents and in respect of the Security which correspond to that portion of the Existing Senior Lender's Commitment and participations under the Agreement as specified in the Schedule.

2.2
The Existing Senior Lender is released from all the obligations of the Existing Senior Lender which correspond to that portion of the Existing Senior Lender's Commitment and participations under the Agreement specified in the Schedule.

2.3	The New Senior Lender becomes a Party as a Senior Lender and is bound by obligations equivalent to those from which the Existing Senior Lender is released under paragraph 2.2 above.

3.	The proposed Transfer Date is [***].

4.	On the Transfer Date the New Senior Lender becomes Party to the relevant Finance Documents as a Senior Lender.

5.
The Facility Office and address, fax number and attention details for notices of the New Senior Lender for the purposes of Schedule 3 (Notice Details) of the Master Framework Agreement are set out in the Schedule.

6.
This Assignment Agreement acts as notice to the Senior Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.8 [(Copy of Transfer Certificate or Assignment Agreement to the Borrower)], to the Borrower of the assignment referred to in this Assignment Agreement.

7.
The New Senior Lender expressly acknowledges the limitations on the Existing Senior Lender's obligations set out in paragraph (C) of Clause 24.4 (Limitation of responsibility of Existing Senior Lenders).

8.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

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9.
The New Senior Lender confirms for the benefit of the Borrower that [it is a Qualifying Lender (other than solely by reason of being a Treaty Lender)] OR [it is a Treaty Lender] OR [it is not a Qualifying Lender].*

10.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Senior Lender's interest in the Security in all jurisdictions. It is the responsibility of the New Senior Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Senior Lender's Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as appropriate.

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THE SCHEDULE

Rights to be Assigned and Obligations to be Released and Undertaken
[insert relevant details]
[Address, fax number and attention details for notices and account details for payments,]

[Existing Senior Lender]	[New Senior Lender]

By: …………………………………………. [***]	By: ………………………………………….

By: ………………………………………….

This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Senior Facility Agreement by the Senior Agent and the Transfer Date is confirmed as [***].
Signature of this Assignment Agreement by the Senior Agent constitutes confirmation by the Senior Agent of receipt of notice of the assignment referred to in this Assignment Agreement, which notice the Senior Agent receives on behalf of each Finance Party.
[Senior Agent]
By:

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SCHEDULE 6

Timetables

Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request))	11.00 a.m. London time one Business Day prior to a Utilisation Date
Senior Agent notifies the Senior Lenders of the Senior Loan in accordance with Clause 6.4 (Senior Lenders' participation)	2.00 p.m. London time one Business Day prior to a Utilisation Date
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 12.2 (Calculation of Reference Bank Rate)	Quotation Day as of 2:00 p.m. London time

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SCHEDULE 7

LMA Form Of Confidentiality Undertaking
Part 1

LMA Master Confidentiality Undertaking
THIS MASTER CONFIDENTIALITY UNDERTAKING is dated [***] and made
BETWEEN:

(1)	[***]; and

(2)	[***].
Either party (in this capacity the "Purchaser") may from time to time consider acquiring an interest from the other party (in this capacity the "Seller") in certain Agreements which, subject to the Agreements, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub participation or any other transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or the Borrower or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub participation or other transaction (each an "Acquisition"). In consideration of the Seller agreeing to make available to the Purchaser certain information in relation to each Acquisition it is agreed as follows:

1.	Confidentiality Undertaking
The Purchaser undertakes in relation to each Acquisition made or which may be made by it (a) to keep all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition confidential and not to disclose it to anyone, save to the extent permitted by paragraph [***] below and to ensure that all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition is protected with security measures and a degree of care that would apply to the Purchaser's own confidential information and (b) until that Acquisition is completed, to use the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition only for the Permitted Purpose.

2.	Permitted Disclosure
The Purchaser may disclose in relation to each Acquisition made or which may be made by it:

2.1
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as the Purchaser shall consider appropriate if any person to whom such Confidential Information is to be given pursuant to this paragraph [***] is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information;

2.2	subject to the requirements of the relevant Agreement, to any person:

(A)	to (or through) whom the Purchaser assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations which it may acquire under that

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Agreement such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this sub paragraph (a) of paragraph [***] has delivered a letter to the Purchaser in equivalent form to this undertaking;

(B)
with (or through) whom the Purchaser enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to that Agreement or the Borrower such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this sub paragraph (b) of paragraph [***] has delivered a letter to the Purchaser in equivalent form to this undertaking;

(C)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate; and

2.3
notwithstanding paragraphs [***] and [***] above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose such Confidential Information under the Agreement to which that Acquisition relates, as if such permissions were set out in full in this undertaking for the purposes of that Acquisition and as if references in those permissions to Finance Party were references to the Purchaser for the purposes of that Acquisition.

3.	Notification of Disclosure
The Purchaser agrees in relation to each Acquisition made or which may be made by it (to the extent permitted by law and regulation) to inform the Seller:

3.1
of the circumstances of any disclosure of Confidential Information made pursuant to sub paragraph (c) of paragraph [***] above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information relating to that Acquisition has been disclosed in breach of this undertaking.

4.	Return of Copies
If the Purchaser does not enter into an Acquisition and the Seller so requests in writing, the Purchaser shall return or destroy all Confidential Information supplied to the Purchaser by the Seller in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of such Confidential Information made by the Purchaser and use its reasonable endeavours to ensure that anyone to whom the Purchaser has supplied any such Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that the Purchaser or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub paragraph (c) of paragraph [***] above.

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5.	Continuing Obligations
The obligations in this undertaking are continuing and, in particular, shall survive and remain binding on the Purchaser in relation to each Acquisition made or which may be made by it until (a) if the Purchaser becomes a party to the Agreement to which that Acquisition relates as a lender of record, the date on which the Purchaser becomes such a party to such Agreement; (b) if the Purchaser enters into that Acquisition but it does not result in the Purchaser becoming a party to the Agreement to which that Acquisition relates as a lender of record, the date falling 12 months after the date on which all of the Purchaser's rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling 12 months after the date of the Purchaser's final receipt (in whatever manner) of any Confidential Information in relation to that Acquisition.

6.	No Representation; Consequences of Breach, etc
The Purchaser acknowledges and agrees that, in relation to each Acquisition made or which may be made by it:

6.1
neither the Seller, nor any member of the relevant Group nor any of the Seller's or the relevant Group's respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or be otherwise liable to the Purchaser or any other person in respect of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any such information; and

6.2
the Seller or members of the relevant Group may be irreparably harmed by the breach of the terms of this undertaking and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this undertaking by the Purchaser.

7.	Entire Agreement: No Waiver; Amendments, etc

7.1
This undertaking constitutes the entire agreement between the Seller and the Purchaser in relation to the Purchaser's obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2
No failure to exercise, nor any delay in exercising any right or remedy under this undertaking will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this undertaking.

7.3	The terms of this undertaking and the Purchaser's obligations under this undertaking may only be amended or modified by written agreement between the parties.

8.	Inside Information
The Purchaser acknowledges that some or all of the Confidential Information is or may be price sensitive information and that the use of such information may be regulated or prohibited by

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applicable legislation including securities law relating to insider dealing and market abuse and the Purchaser undertakes not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings
The undertakings given by the Purchaser in this undertaking are given to the Seller and are also given for the benefit of the relevant Company and each other member of the relevant Group.

10.	Third Party Rights

10.1
Subject to this paragraph [***] and to paragraphs [***] and [***], a person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this undertaking.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs [***] and [***] subject to and in accordance with this paragraph [***] and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this undertaking, the parties to this undertaking do not require the consent of any Relevant Person to rescind or vary this undertaking at any time.

11.	Governing Law and Jurisdiction

11.1
This undertaking and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of any Acquisition) are governed by English law.

11.2
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this undertaking (including a dispute relating to any non-contractual obligation arising out of or in connection with either this undertaking or the negotiation of any Acquisition).

12.	Definitions
In this undertaking terms defined in the relevant Agreement (as defined below) shall, unless the context otherwise requires, have the same meaning and:
"Agreement" means any credit agreement in which the Seller has an interest and which requires the Seller to obtain from the Purchaser an undertaking in or substantially in the form of this undertaking as a condition to permitting disclosure by the Seller of certain information to the Purchaser.
"Company" means, in relation to each Acquisition, the principal company party to the relevant Agreement.
"Confidential Information" means, in relation to each Acquisition, all information relating to the relevant Company, the Borrower, the relevant Group, the relevant Finance Documents, [the/a] relevant Senior Facility and/or that Acquisition which is received by the Purchaser in relation to the relevant Finance Documents or [the/a] relevant Senior Facility from the Seller or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Purchaser of this undertaking; or

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(b)	is identified in writing at the time of delivery as non-confidential by the Seller or its advisers; or

(c)
is known by the Purchaser before the date the information is disclosed to the Purchaser by the Seller or any of its affiliates or advisers or is lawfully obtained by the Purchaser after that date, from a source which is, as far as the Purchaser is aware, unconnected with the relevant Group and which, in either case, as far as the Purchaser is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Group" means, in relation to each Acquisition, the relevant Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).
"Permitted Purpose" means, in relation to each Acquisition, considering and evaluating whether to enter into that Acquisition.
This undertaking has been entered into on the date stated at the beginning of this undertaking.

SIGNATURES
[***]

By: ……………………………………………………..

[***]

By: ……………………………………………………..

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Part 2

LMA Confidentiality Letter (Seller)
[Letterhead of Seller]
Date: [***]
To:                                                               [insert name of Potential Purchaser]
Re:    The Agreement
Company:                                                    (the "Company")
Date:
Amount:
Senior Agent:
Dear Sirs
We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or the Borrower or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub participation or other transaction (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking
You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph [***] below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.	Permitted Disclosure
We agree that you may disclose:

2.1
to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

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2.2	subject to the requirements of the Agreement, to any person:

(A)
to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub paragraph (A) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(B)
with (or through) whom you enter into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or the Borrower such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub paragraph (B) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(C)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3
notwithstanding paragraphs [***] and [***] above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.

3.	Notification of Disclosure
You agree (to the extent permitted by law and regulation) to inform us:

3.1
of the circumstances of any disclosure of Confidential Information made pursuant to sub paragraph (C) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies
If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub paragraph (C) of paragraph 2.2 above.

5.	Continuing Obligations
The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not

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result in you becoming a party to the Agreement as a lender of record, the date falling 12 months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling 12 months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	No Representation; Consequences of Breach, etc
You acknowledge and agree that:

6.1
neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	Entire Agreement: No Waiver; Amendments, etc

7.1
This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2
No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	Inside Information
You acknowledge that some or all of the Confidential Information is or may be price sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings
The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

10.	Third Party Rights

10.1
Subject to this paragraph [***] and to paragraphs [***] and [***], a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

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10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs [***] and [***] subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1
This letter (including the agreement constituted by your acknowledgement of its terms) (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	Definitions
In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:
"Confidential Information" means all information relating to the Company, the Borrower, the Group, the Finance Documents, [the/a] Senior Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or [the/a] Senior Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(B)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(C)
is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Group" means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).
"Permitted Purpose" means considering and evaluating whether to enter into the Acquisition.
Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully

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……………………………………………..
For and on behalf of
[Seller]

To:    [Seller]
The Company and each other member of the Group
We acknowledge and agree to the above:

……………………………………………..
For and on behalf of
[Potential Purchaser]

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Part 3

LMA Confidentiality Letter (Purchaser)
[Letterhead of Potential Purchaser]
Date: [***]
To:                                                               [insert name of Seller]
Re:    The Agreement
Company:                                                    (the "Company")
Date:
Amount:
Senior Agent:
Dear Sirs
We are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or the Borrower or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub participation or other transaction (the "Acquisition"). In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking
We undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph [***] below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.	Permitted Disclosure
You agree that we may disclose:

2.1
to any of our Affiliates and any of our or their officers, directors, employees, professional advisers and auditors such Confidential Information as we shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

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2.2	subject to the requirements of the Agreement, to any person:

(A)
to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of our rights and/or obligations which we may acquire under the Agreement such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub paragraph (a) of paragraph [***] has delivered a letter to us in equivalent form to this letter;

(B)
with (or through) whom we enter into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or the Borrower such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub paragraph (B) of paragraph 2.2 has delivered a letter to us in equivalent form to this letter;

(C)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as we shall consider appropriate; and

2.3
notwithstanding paragraphs [***] and [***] above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to us.

3.	Notification of Disclosure
We agree (to the extent permitted by law and regulation) to inform you:

3.1
of the circumstances of any disclosure of Confidential Information made pursuant to sub paragraph (C) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies
If we do not enter into the Acquisition and you so request in writing, we shall return or destroy all Confidential Information supplied by you to us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use our reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub paragraph (C) of paragraph 2.2 above.

5.	Continuing Obligations
The obligations in this letter are continuing and, in particular, shall survive and remain binding on us until (a) if we become a party to the Agreement as a lender of record, the date on which we become such a party to the Agreement; (b) if we enter into the Acquisition but it does not

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result in us becoming a party to the Agreement as a lender of record, the date falling 12 months after the date on which all of our rights and obligations contained in the documentation entered into to implement the Acquisition have terminated; or (c) in any other case the date falling 12 months after the date of our final receipt (in whatever manner) of any Confidential Information.

6.	No Representation; Consequences of Breach, etc
We acknowledge and agree that:

6.1
neither you, nor any member of the Group nor any of your or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect of the Confidential Information or any such information; and

6.2
you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	Entire Agreement: No Waiver; Amendments, etc

7.1
This letter constitutes the entire agreement between us in relation to our obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2
No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between us.

8.	Inside Information
We acknowledge that some or all of the Confidential Information is or may be price sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings
The undertakings given by us under this letter are given to you and are also given for the benefit of the Company and each other member of the Group.

10.	Third Party Rights

10.1
Subject to this paragraph 10 and to paragraphs [***] and [***], a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

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10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs [***] and [***] subject to and in accordance with this paragraph [***] and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1
This letter (including the agreement constituted by your acknowledgement of its terms) (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	Definitions
In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:
"Confidential Information" means all information relating to the Company, the Borrower, the Group, the Finance Documents, [the/a] Senior Facility and/or the Acquisition which is provided to us in relation to the Finance Documents or [the/a] Senior Facility by you or any of your affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by us of this letter; or

(B)	is identified in writing at the time of delivery as non-confidential by you or your advisers; or

(C)
is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us after that date, from a source which is, as far as we are aware, unconnected with the Group and which, in either case, as far as we are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Group" means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).
"Permitted Purpose" means considering and evaluating whether to enter into the Acquisition.
Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully

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……………………………………………..
For and on behalf of
[Potential Purchaser]

To:    [Potential Purchaser]
The Company and each other member of the Group
We acknowledge and agree to the above:

……………………………………………..
For and on behalf of
[Seller]

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SCHEDULE 8

Form of Accordion Increase Notice
Accordion Increase Notice

To:	[Senior Agent] as Senior Agent

CC:	[Security Trustee] as Security Trustee

From:	[Accordion Increase Lender] (the "Accordion Increase Lender") and the Borrower
Dated:
Sterling [***] Senior Facility Agreement dated [***] 2017 as amended and restated from time to time (the "Agreement")

1.
We refer to the Agreement. This is an Accordion Increase Notice. Terms defined in the Agreement have the same meaning in this Accordion Increase Notice unless given a different meaning in this Accordion Increase Notice.

2.	[The Accordion Increase Lender] confirms that it is bound by the terms of the Agreement as a Senior Lender in accordance with clause 3 (Accordion Increase of Senior Facility) of the Agreement.

3.
The proposed Accordion Increase Effective Date is [***], being a date which is prior to [***] and not fewer than [***] Business Days after the date of delivery of this Accordion Increase Notice to the Senior Agent.

4.	The Borrower confirms that each condition specified in clause 3.2 (Conditions to establishment) of the Agreement is satisfied on the date of this Accordion Increase Notice.

5.
[The Accordion Increase Lender] agrees to assume and will assume all of the obligations corresponding to the Accordion Increase Amount set opposite its name in the Schedule as if it was an Original Lender in respect of that Accordion Increase Amount as if it was an Original Senior Lender in respect of that Accordion Increase Amount under the Agreement.

6.	[The Accordion Increase Lender]'s Senior Commitment under the Senior Facility is increased to the amount set opposite its name in the Schedule.

7.	This Accordion Increase Notice is irrevocable.

8.
This Accordion Increase Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Increase Notice.

9.	This Accordion Increase Notice is a Finance Document.

10.	This Accordion Increase Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.
For and on behalf of [Proposed Accordion Increase Lender]

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By:
__________________________
For and on behalf of [Borrower]
By:
__________________________

[For and on behalf of [Holdco]
By:
__________________________]

This Accordion Increase Notice is accepted as an Accordion Increase Notice for the purposes of the Agreement by the Senior Agent.
[Agent]
__________________________

Dated:

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THE SCHEDULE

Name of Accordion Increase Lender	Accordion Increase Amount	Overall Senior Commitment on and from the Accordion Increase Effective Date

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SCHEDULE 9

Step-Up Margin

Defined Period	Step-Up Margin Per Annum
In respect of any Interest Period the last day of which is on or prior to the Availability Period End Date	0%
In respect of any Interest Period the last day of which is following the Availability Period End Date but on or prior to the date which is 3 months after the Availability Period End Date	0.15%
In respect of any Interest Period the last day of which is following the date which is 3 months after the Availability Period End Date but on or prior to the date which is 6 months after the Availability Period End Date	0.3%
In respect of any Interest Period the last day of which is following the date which is 6 months after the Availability Period End Date but on or prior to the date which is 9 months after the Availability Period End Date	0.45%
In respect of any Interest Period the last day of which is following the date which is 9 months after the Availability Period End Date but on or prior to the date which is 12 months after the Availability Period End Date	0.6%
In respect of any Interest Period the last day of which is following the date which is 12 months after the Availability Period End Date but on or prior to the date which is 15 months after the Availability Period End Date	0.75%
In respect of any Interest Period the last day of which is following the date which is 15 months after the Availability Period End Date but on or prior to the date which is 18 months after the Availability Period End Date	0.9%
In respect of any Interest Period the last day of which is following the date which is 18 months after the Availability Period End Date	1.0%

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SCHEDULE 10
Forms of Notifiable Debt Purchase Transaction Notice
Part 1

Form of Notice on Entering into Notifiable Debt Purchase Transaction
To:    [***] as Senior Agent
From:    [Senior Lender]
Dated:
£[***] Senior Facility Agreement
dated [***] (the "Facility Agreement")

1.
We refer to paragraph [(B)] of Clause 25.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Amount of our Commitment to which Notifiable Debt Purchase Transaction relates
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Senior Lender]
By:

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Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate
To:    [***] as Senior Agent
From:    [The Senior Lender]
Dated:
£[***] Senior Facility Agreement
dated [***] (the "Facility Agreement")

1.
We refer to paragraph [(C)] of Clause 25.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [***] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Amount of our Commitment to which Notifiable Debt Purchase Transaction relates
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Senior Lender]

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EXECUTION
The parties have executed this Agreement on the date first mentioned above as evidence of their agreement.

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EXECUTION PAGES

The Purchaser
Signed for and on behalf of CABOT SECURITISATION UK LIMITED

/s/ Thomas Hernanz
Authorised signatory

The Borrower
Signed for and on behalf of CABOT SECURITISATION UK LIMITED

/s/ Thomas Hernanz
Authorised signatory

The Holdco
Signed for and on behalf of CABOT SECURITISATION UK HOLDINGS LIMITED

/s/ Thomas Hernanz
Authorised signatory

The Senior Lender
Signed for and on behalf of GOLDMAN SACHS INTERNATIONAL BANK

/s/ Philip Aldis
Philip Aldis
Managing Director
Authorised signatory

The Arranger
Signed for and on behalf of GOLDMAN SACHS INTERNATIONAL BANK

/s/ Philip Aldis
Philip Aldis
Managing Director
Authorised signatory

The Transferor
Signed for and on behalf of CABOT FINANCIAL (UK) LIMITED

/s/ Thomas Hernanz
Authorised signatory

The Servicer
Signed for and on behalf of CABOT CREDIT MANAGEMENT GROUP LIMITED

/s/ Thomas Hernanz
Authorised signatory

The Security Trustee

Signed for and on behalf of HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

/s/ James McComb
James McComb
Authorised signatory

The Senior Agent
Signed for and on behalf of HSBC BANK PLC

/s/ Sean Murphy
Sean Murphy
Authorised signatory

The Collections Account Holder
Signed for and on behalf of CABOT FINANCIAL (EUROPE) LIMITED

/s/ Thomas Hernanz
Authorised signatory